EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER




                                      AMONG



                                  TEXOIL, INC.,

                            TEXOIL ACQUISITION, INC.,

                                       AND

                            CLIFFWOOD OIL & GAS CORP.








                                DECEMBER 31, 1997
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                                TABLE OF CONTENTS

                                                                      PAGE

                                    ARTICLE 1
        THE MERGER
1.1     Effective Time of the Merger.....................................2
1.2     Closing..........................................................2
1.3     Effects of the Merger............................................2

                                    ARTICLE 2
        CONVERSION OF SHARES; PAYMENT OF MERGER CONSIDERATION
2.1     Conversion of Shares.............................................2
2.2     Payment of the Merger Consideration..............................3

                                    ARTICLE 3
        REPRESENTATIONS AND WARRANTIES OF CLIFFWOOD
3.1     Organization and Good Standing...................................4
3.2     Capitalization of Cliffwood......................................4
3.3     Cliffwood Subsidiaries...........................................4
3.4     Authority; No Conflicts..........................................5
3.5     Consents.........................................................6
3.6     No Brokers.......................................................6
3.7     Financial Statements.............................................6
3.8     Absence of Changes...............................................6
3.9     Absence of Undisclosed Liabilities...............................7
3.10    Tax Returns......................................................8
3.11    Intellectual Property............................................8
3.12    Contracts and Permits............................................8
3.13    Insurance Policies...............................................9
3.14    Employees........................................................9
3.15    Employee Benefit Matters........................................10
3.16    Litigation......................................................12
3.17    Absence of Sensitive Payments...................................12
3.18    No Default......................................................12
3.19    Good and Marketable Title.......................................12
3.20    Status of the Cliffwood Leases..................................14
3.21    Gas Contracts...................................................15
3.22    Preferential Rights.............................................15
3.23    Books and Records...............................................15
3.24    Operations and Expenditures.....................................15
3.25    Tax Partnerships................................................15
3.26    Wells...........................................................16
3.27    Seismic Data....................................................16
3.28    Compliance with Laws............................................16
3.29    Property........................................................16
3.30    Environmental Compliance........................................17
3.31    Transactions with Management....................................18

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                                TABLE OF CONTENTS
                                   (Continued)
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3.32    Full Disclosure.................................................18
3.33    Untrue Statements...............................................18
3.34    Survival........................................................18

                                    ARTICLE 4
        REPRESENTATIONS AND WARRANTIES OF TEXOIL
4.1     Organization and Good Standing..................................19
4.2     Capitalization of Texoil........................................19
4.3     Texoil Subsidiaries.............................................19
4.4     Authority; No Conflicts.........................................20
4.5     Consents........................................................20
4.6     No Brokers......................................................20
4.7     Financial Statements............................................20
4.8     Securities Reports and Filings..................................21
4.9     Absence of Changes..............................................21
4.10    Absence of Undisclosed Liabilities..............................22
4.11    Tax Returns.....................................................23
4.12    Intellectual Property...........................................23
4.13    Contracts and Permits...........................................23
4.14    Insurance Policies..............................................24
4.15    Employees.......................................................24
4.16    Employee Benefit Matters........................................25
4.17    Litigation......................................................26
4.18    Absence of Sensitive Payments...................................27
4.19    No Default......................................................27
4.20    Good and Marketable Title.......................................27
4.21    Status of the Texoil Leases.....................................28
4.22    Gas Contracts...................................................29
4.23    Preferential Rights.............................................29
4.24    Books and Records...............................................30
4.25    Operations and Expenditures.....................................30
4.26    Tax Partnerships................................................30
4.27    Wells...........................................................30
4.28    Seismic Data....................................................30
4.29    Compliance with Laws............................................30
4.30    Property........................................................30
4.31    Environmental Compliance........................................31
4.32    Transactions with Management....................................32
4.33    Full Disclosure.................................................32
4.34    Untrue Statements...............................................32
4.35    Survival........................................................32

                                    ARTICLE 5
        REPRESENTATIONS AND WARRANTIES OF TEXOIL SUB

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                                TABLE OF CONTENTS
                                   (Continued)
                                                                      PAGE

5.1     Organization and Qualification..................................32
5.2     No Operations...................................................33
5.3     Capitalization..................................................33
5.4     Authority Relative to Agreement.................................33
5.5     Non-Contravention...............................................33
5.6     Governmental Consents...........................................33
5.7     Survival of Representations and Warranties......................33

                                    ARTICLE 6
        ADDITIONAL COVENANTS AND UNDERTAKINGS
6.1     Stockholder Approval............................................34
6.2     Further Assurances and Assistance...............................34
6.3     Access to Information...........................................34
6.4     Conduct of Business Prior to Closing............................34
6.5     Inquiries and Negotiations......................................36
6.6     Expenses........................................................37
6.7     Options and Warrants of Cliffwood...............................37
6.8     Indemnification of Resigning Texoil Officers and Directors......37
6.9     Certain Registration Rights.....................................37

                                    ARTICLE 7
        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE
7.1     Conditions Precedent to the Obligation of Texoil................40
7.2     Conditions Precedent to the Obligation of Cliffwood.............41
7.3     Conditions to the Obligations of Cliffwood, Texoil and Texoil
        Sub.............................................................42

                                    ARTICLE 8
        TERMINATION
8.1     Methods of Termination..........................................43
8.2     Termination by Board of Directors...............................43
8.3     Effect of Termination...........................................43
8.4     Waiver of Conditions............................................43
8.5     Expense on Termination..........................................43

                                    ARTICLE 9
        MISCELLANEOUS
9.1     Notice..........................................................43
9.2     Schedules and Exhibits..........................................44
9.3     Execution in Counterparts.......................................44
9.4     Entire Agreement................................................45
9.5     Applicable Law and Venue........................................45
9.6     Modification....................................................45
9.7     Successors and Assigns..........................................45
9.8     Amendments and Waivers..........................................45

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                                TABLE OF CONTENTS
                                   (Continued)
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9.9     Severability....................................................46
9.10    Announcements...................................................46
9.11    Knowledge, Headings, Gender, and Certain References.............46
9.12    Rights of Parties...............................................47

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                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 31, 1997, is by and among Texoil, Inc., a Nevada corporation ("Texoil"), Texoil Acquisition, Inc., a Texas corporation and a wholly-owned subsidiary of Texoil ("Texoil Sub") and Cliffwood Oil & Gas Corp., a Texas corporation ("Cliffwood"). Cliffwood and Texoil Sub are the only parties to the merger contemplated hereby and are sometimes referred to herein as the "Constituent Corporations," and Cliffwood, as it shall exist after the consummation of the merger contemplated hereby, is sometimes referred to herein as the "Continuing Corporation."


                                   WITNESSETH:

        WHEREAS, Cliffwood and Texoil are each engaged in the business of exploring for, producing and selling oil and natural gas;

        WHEREAS, the Board of Directors of Texoil previously determined to pursue a potential business combination with another oil and gas industry participant with a view to maximizing shareholder value for Texoil shareholders;

        WHEREAS, the Board of Directors of Texoil has solicited indications of interest in such a business combination from numerous oil and gas industry participants and having considered the available alternatives has determined that the merger of Texoil Sub with and into Cliffwood on the terms and subject to the conditions set forth in this Agreement (the "Merger") offers the best opportunity for the maximization of shareholder value for Texoil stockholders;

        WHEREAS, the Board of Directors of Texoil has therefore determined that the Merger is fair to Texoil stockholders and that consummation of the Merger is advisable and in the best interest of Texoil and its stockholders; and

        WHEREAS, the Board of Directors of Cliffwood has also solicited and considered potential business combinations with numerous other oil and gas industry participants for the purpose of maximizing shareholder value for Cliffwood shareholders and has likewise determined that the Merger is fair to Cliffwood shareholders and that it is advisable and in the best interest of Cliffwood and its shareholders that Cliffwood consummate the Merger.

        NOW, THEREFORE, for the purpose of consummating the Merger and other transactions contemplated hereby and in consideration of the respective agreements, representations, warranties and covenants contained herein, the parties hereby agree as follows:
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                                    ARTICLE 1
                                   THE MERGER

        1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, Articles of Merger (the "Articles of Merger") in such form as required by the relevant provisions of the Texas Business Corporation Act (the "TBCA") shall be duly prepared, executed and acknowledged by each of the Constituent Corporations and thereafter delivered to the Secretary of State of the State of Texas for filing, as provided in the TBCA, on the Closing Date (as defined herein). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Texas or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

        1.2 CLOSING. The closing of the Merger (the "Closing") will take place at the offices of Porter & Hedges, L.L.P. or such other place as shall be agreed by the parties hereto, on (i) the first business day after the last of the conditions set forth in Article 7 is fulfilled or waived, or (ii) on such other date as is specified by Texoil and Cliffwood after all of the conditions to the Merger set forth in Article 7 have been satisfied or waived, subject to the rights of termination and abandonment hereinafter set forth (the "Closing Date").

        1.3      EFFECTS OF THE MERGER.

                 1.3.1 At the Effective Time: (i) the separate existence of Texoil Sub shall cease and Texoil Sub shall be merged with and into Cliffwood with Cliffwood as the surviving entity, (ii) the Articles of Incorporation of Cliffwood on the Closing Date shall be the Articles of Incorporation of the Continuing Corporation, (iii) the Bylaws of Cliffwood on the Closing Date shall be the Bylaws of the Continuing Corporation, and (iv) the directors and officers of Cliffwood shall be the officers and directors of the Continuing Corporation.

                 1.3.2(i) The separate existence of Texoil Sub shall cease; (ii) all rights, title and interests to all real estate and other property owned by the Constituent Corporations shall be allocated to and vested in Cliffwood as provided in this Agreement without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon; and (iii) all liabilities and obligations of the Constituent Corporations shall be allocated to Cliffwood.

                                    ARTICLE 2
              CONVERSION OF SHARES; PAYMENT OF MERGER CONSIDERATION

        2.1 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Texoil Sub or Cliffwood:

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                 2.1.1 Each issued and outstanding share of Cliffwood's Class A
Common Stock, par value $0.01 per share, and Cliffwood's Class B Common Stock, par value $0.01 per share at the Effective Time (collectively, the "Old Cliffwood Common Stock") shall be converted, automatically and without further action on the part of the holder, into the right to receive 6.74 shares (the "Merger Consideration") of common stock, par value $0.01 per share of Texoil (the "Texoil Common Stock"). Until surrendered, the certificates representing shares of Old Cliffwood Common Stock shall represent for all purposes only the right to receive the Merger Consideration. At the Effective Time, the holders of such certificates shall immediately and permanently cease to have any rights as stockholders of Cliffwood, except such rights, if any, as they may have pursuant to the TBCA.

                 2.1.2 Each issued and outstanding share of common stock, par value $0.01 per share, of Texoil Sub at the Effective Time (the "Texoil Sub Common Stock") shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Continuing Corporation (the "New Cliffwood Common Stock"). After the Effective Time and until surrender, each certificate representing shares of Texoil Sub Common Stock shall represent for all purposes a like number of shares of New Cliffwood Common Stock.

        2.2      PAYMENT OF THE MERGER CONSIDERATION.

                 2.2.1 As soon as practicable after the Effective Time, Texoil shall mail or otherwise cause to be delivered to each record holder of certificates representing shares of Old Cliffwood Common Stock who has not already delivered a transmittal form and related stock certificates to Texoil, a notice and transmittal form for use in effecting the surrender of such holder's Old Cliffwood Common Stock certificates for payment therefor. Upon surrender to Texoil of such certificates together with such letter of transmittal duly executed, the holder of such certificate(s) shall be entitled to receive the Merger Consideration in exchange therefor and such certificate shall forthwith be canceled.

                 2.2.2 All payments of the Merger Consideration made in respect of shares of Old Cliffwood Common Stock which are made in accordance with the terms of this Article shall be deemed to have been made in full satisfaction of all rights pertaining to such shares of Old Cliffwood Common Stock.

                 2.2.3 No certificates or scrip representing fractional shares of Texoil Common Stock shall be issued for shares of Old Cliffwood Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Texoil. Each holder of shares of Old Cliffwood Common Stock who would otherwise have been entitled to receive in the Merger a fraction of a share of Texoil Common Stock, after taking into account all certificates surrendered by such holder, shall be entitled to receive, in lieu thereof, cash in an amount equal to such fractional part of a share of Texoil Common Stock multiplied by the average of the bid and asked price for the Texoil Common Stock, as quoted on the Nasdaq SmallCap Market for the five trading days immediately preceding the Closing Date. All fractional shares of Texoil Common Stock otherwise due to a holder of Old Cliffwood Common Stock shall be aggregated so that such holder shall receive additional whole shares of Texoil Common Stock to the extent the sum of such

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fractional parts equals or exceeds a whole number, and such holder shall receive cash for any net fractional shares less than one whole share.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF CLIFFWOOD

        Except as disclosed in the Cliffwood Property Schedule or other schedules referred to in this Article 3, Cliffwood hereby represents and warrants to Texoil and Texoil Sub as follows:

        3.1 ORGANIZATION AND GOOD STANDING. Cliffwood is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on its business as it is now being conducted. Cliffwood is qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect with respect to Cliffwood (a "Cliffwood Material Adverse Effect"). As used herein, the term "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the assets, financial condition or business of such party and its Subsidiaries, taken as a whole. As used herein, the term "Subsidiary" shall mean, with respect to any party, any corporations, partnerships, limited liability companies, joint ventures or other business entities owned or controlled by such party, directly or indirectly, whether by owning a majority of the shares or other interests having the power to elect directors of such entity or other persons exercising similar functions or otherwise.

        3.2 CAPITALIZATION OF CLIFFWOOD. The authorized capital stock of Cliffwood consists of 25,000,000 shares of Old Cliffwood Common Stock, par value $0.01 per share, divided into 20,000,000 shares of Class A Common Stock, of which 3,442,657 shares are issued and outstanding, and 5,000,000 shares of Class B Common Stock, of which 333,334 shares are issued and outstanding; and 10,000,000 shares of preferred stock, par value $0.01 per share, of which none are issued and outstanding. All the outstanding shares of capital stock of Cliffwood have been validly issued, are fully paid and nonassessable, were issued in compliance with all applicable state and federal laws, and were not issued in violation of any right of first refusal, preemptive right, or similar right of any person. Except as described in SCHEDULE 3.2, (i) no shares of capital stock of Cliffwood are held in treasury and (ii) there are no other issued or outstanding securities (as defined under the Securities Act of 1933, as amended (the "Securities Act")) of Cliffwood. Except as described in SCHEDULE 3.2, Cliffwood is not subject to any commitment or obligation that would require the issuance or sale of additional securities of Cliffwood at any time under options, subscriptions, warrants, rights, conversion rights, exercise rights or any other obligations or that requires Cliffwood to purchase or redeem any securities.

        3.3 CLIFFWOOD SUBSIDIARIES. Each of the Subsidiaries of Cliffwood (each a "Cliffwood Subsidiary") is set forth as SCHEDULE 3.3. As used herein, the term "Cliffwood Group" means Cliffwood and all of its Subsidiaries. Except as set forth in SCHEDULE 3.3, all of the outstanding securities of each of the Cliffwood Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, are owned beneficially and of record by Cliffwood or a Cliffwood Subsidiary and

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Cliffwood has good and marketable title thereto free and clear of any
Encumbrance (as defined herein). Each such Cliffwood Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is organized and has full requisite power and authority to own its property and carry on its business as presently conducted by it and is duly qualified or licensed to do business and in good standing as a foreign business entity authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary except for those jurisdictions where the failure to be so qualified or licensed and in good standing would not constitute a Cliffwood Material Adverse Effect. Except as set forth in SCHEDULE 3.3, there are no existing options, warrants, calls, commitments, agreements, conversion rights, exercise rights or other securities obligating any Cliffwood Subsidiary to issue or transfer any securities to any person or that require any of the Cliffwood Subsidiaries to purchase or redeem any securities. Except as set forth in SCHEDULE 3.3, no member of the Cliffwood Group directly or indirectly owns any security issued by any corporation, partnership, joint venture or other business association or entity.

        3.4      AUTHORITY; NO CONFLICTS.

                 3.4.1 Cliffwood has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cliffwood. This Agreement has been duly executed and delivered by Cliffwood and, assuming the due authorization, execution and delivery by Texoil and Texoil Sub, constitutes the valid and binding obligation of Cliffwood, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other general principles of equity.

                 3.4.2 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of any member of the Cliffwood Group; (ii) give rise to any right to purchase any securities or assets of any member of the Cliffwood Group; (iii) conflict with, result in a breach of, constitute a default under, without regard to requirements of notice or the lapse of time or both, accelerate or permit the acceleration of the performance required by, result in the loss or modification of, or require any consent, authorization or approval under any lease, license, franchise, permit, contract or other agreement, authorization or instrument to which any member of the Cliffwood Group is a party or by which they are bound or to which any of their properties are subject; or (iv) conflict with or result in any violation of any judgment, order, decree, statute or law applicable to any member of the Cliffwood Group or any of their properties or assets, except in the case of (ii), (iii) or (iv) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Cliffwood Material Adverse Effect.

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        3.5 CONSENTS. Except for (i) filings required by the TBCA, (ii) consents of private third parties that have been or will be obtained by Closing, and
(iii) filings, consents, approvals and authorizations that the failure to obtain or make would not have a Cliffwood Material Adverse Effect, no filing with or consent, approval or authorization of any governmental authority or of any third party on the part of any member of the Cliffwood Group is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

        3.6 NO BROKERS. No member of the Cliffwood Group or anyone acting on their behalf has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

        3.7 FINANCIAL STATEMENTS. Cliffwood has delivered to Texoil copies of its unaudited consolidated balance sheets as of September 30, 1997, its audited consolidated balance sheets as at December 31, 1996 and related audited consolidated statements of operations, consolidated statements of cash flows for the year ended December 31, 1996 with appended notes which are an integral part of such statements (collectively, the "Cliffwood Financial Statements"). True and correct copies of such financial statements are appended hereto as SCHEDULE
3.7. The Cliffwood Financial Statements are complete in all material respects, present fairly the financial condition of the Cliffwood Group as at the dates indicated and the results of operations for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis ("GAAP"), except as noted therein. The accounts receivable reflected in the September 30, 1997 balance sheet, and those which have been thereafter acquired by any member of the Cliffwood Group, have been collected or are not delinquent and collectible in the aggregate recorded amounts thereof less applicable reserves computed in accordance with GAAP, which reserves are adequate. None of the Cliffwood Financial Statements include or omit an asset or a liability of any kind or nature, the inclusion or omission of which would render such financial statements materially misleading.

        3.8 ABSENCE OF CHANGES. Since September 30, 1997, there has not been any:

                 3.8.1 transaction by any member of the Cliffwood Group except in the ordinary course of business as conducted on that date except as otherwise provided on SCHEDULE 3.8;

                 3.8.2 capital expenditure by any member of the Cliffwood Group exceeding $4,000,000 in the aggregate;

                 3.8.3 Cliffwood Material Adverse Effect;

                 3.8.4 destruction, damage to, or loss of any asset of any member of the Cliffwood Group, whether or not covered by insurance, that could have a Cliffwood Material Adverse Effect;

                 3.8.5 labor difficulties or other event or condition of any character that could have a Cliffwood Material Adverse Effect;

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                 3.8.6 change in accounting methods or practices including, without limitation, any change in depreciation or amortization policies or rates by any member of the Cliffwood Group;

                 3.8.7 re-valuation by any member of the Cliffwood Group of any of its assets;

                 3.8.8 declaration, setting aside or payment of a dividend or other distribution in respect to the capital stock of any member of the Cliffwood Group or any direct or indirect redemption, purchase or other acquisition by any member of the Cliffwood Group of any securities;

                 3.8.9 material increase in the salary or other compensation payable or to become payable by any member of the Cliffwood Group to any of their officers, directors or employees, or any declaration, payment or commitment or obligation of any kind for the payment by any member of the Cliffwood Group of a bonus or other additional salary or compensation to any such person;

                 3.8.10 sale or transfer of any asset of any member of the Cliffwood Group, except in the ordinary course of business;

                 3.8.11 amendment or termination of any material contract, to which any member of the Cliffwood Group is a party, except in the ordinary course of business;

                 3.8.12 loan by any member of the Cliffwood Group to any person or entity or guaranty by any member of the Cliffwood Group of any loan, except as otherwise disclosed herein;

                 3.8.13 mortgage, pledge, lien or other encumbrance (an "Encumbrance") of any asset of any member of the Cliffwood Group;

                 3.8.14 waiver or release of any material right or claim of any member of the Cliffwood Group;

                 3.8.15 other event or condition of any character that has or might reasonably have a Cliffwood Material Adverse Effect;

                 3.8.16 issuance or sale by any member of the Cliffwood Group of any securities; or

                 3.8.17 agreement or understanding by any member of the Cliffwood Group to do any of the things described in the preceding clauses 3.8.1 through 3.8.16, except as otherwise contemplated or disclosed by this Agreement.

        3.9 ABSENCE OF UNDISCLOSED LIABILITIES. No member of the Cliffwood Group has any debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Cliffwood Financial Statements, except for those incurred after September 30, 1997 that: (i) were incurred in the ordinary course of business, (ii) are usual and normal in amount both individually and in the aggregate, and (iii) do not exceed $1,000,000 in the aggregate.

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        3.10 TAX RETURNS. Within the times and in the manner prescribed by law, each member of the Cliffwood Group has filed all required federal, state and local tax returns and paid all taxes, assessments and penalties due and payable, except as set forth in SCHEDULE 3.10. No federal tax return of any member of the Cliffwood Group has been audited by the Internal Revenue Service, and no notice of any proposed audit has been received by any member of the Cliffwood Group. The provisions for taxes reflected in the Cliffwood Financial Statements are adequate for any and all federal, state, county and local taxes for the periods covered by the Cliffwood Financial Statements and for all prior periods, whether or not disputed. There are no present disputes with any governmental authority as to taxes of any nature payable by any member of the Cliffwood Group. Each member of the Cliffwood Group has made all withholdings of taxes required to be made under all federal, state, county, local and other tax laws and regulations. No member of the Cliffwood Group has granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted thereby.

        3.11 INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE 3.11 or in the CLIFFWOOD PROPERTY SCHEDULE, there are no Encumbrances on any patent applications, trademarks and service marks, including registrations and applications therefor, trade names, copyrights and written know-how, trade secrets, and all other similar proprietary data owned by any member of the Cliffwood Group or regarding which any such member has rights or licenses (collectively, the "Cliffwood Intellectual Property") that are material to the business of the Cliffwood Group. SCHEDULE 3.11 and the CLIFFWOOD PROPERTY SCHEDULE together set forth all Cliffwood Intellectual Property that is material to the business of the Cliffwood Group. Except as set forth in SCHEDULE 3.11 or in the CLIFFWOOD PROPERTY SCHEDULE, no member of the Cliffwood Group has granted to any other person or entity any license to use any Cliffwood Intellectual Property. No member of the Cliffwood Group has received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by any member of the Cliffwood Group of the Cliffwood Intellectual Property.

        3.12 CONTRACTS AND PERMITS. Except for contracts which provide for consideration with a fair market value of less than $25,000, SCHEDULE 3.12 and the CLIFFWOOD PROPERTY SCHEDULE together set forth a complete and current list of all contracts (other than Cliffwood Employment Agreements, as defined below), leases, oil and gas leases, licenses (including without limitation Cliffwood Seismic Licenses, as defined herein) and permits of each member of the Cliffwood Group (the "Cliffwood Permits"), all such contracts, together with the Cliffwood Employment Agreements, the Cliffwood Leases (as defined herein) the Cliffwood Seismic Licenses and Cliffwood Permits being hereafter referred to as the "Cliffwood Material Contracts." Each of the Cliffwood Material Contracts is valid and binding upon each party thereto and is in full force and effect according to its terms, and there have been no amendments, modifications or supplements thereto other than such as are listed on SCHEDULE 3.12 or the CLIFFWOOD PROPERTY SCHEDULE. Except as set forth on SCHEDULE 3.12 or the CLIFFWOOD PROPERTY SCHEDULE, there is no default or claim of default under any Cliffwood Material Contract and, to Cliffwood's Knowledge, no event has occurred which, with the passage of time or the giving of notice, would constitute a default by any member of the Cliffwood Group, or any other party thereto, under any Cliffwood Material Contract or would permit modification, acceleration or termination of any Cliffwood Material Contract, or result in the creation of any Encumbrance on any assets of any member of the Cliffwood Group, except for such defaults or creation of Encumbrances which would not have a Cliffwood Material Adverse Effect. Except as indicated on SCHEDULE 3.12 or the CLIFFWOOD PROPERTY SCHEDULE, no Cliffwood Material Contract will require the consent of or notice to any party thereto with respect to any of the transactions contemplated hereby, except to the extent that the failure to obtain such consent or provide notice will not have a Cliffwood Material Adverse Effect. None of the material permits require the payments of any further fees except as listed on SCHEDULE 3.12 or the CLIFFWOOD PROPERTY SCHEDULE nor, to Cliffwood's Knowledge, do any facts or circumstances exist which would indicate that any member of the Cliffwood Group will not be entitled to renew any material permit upon its expiration or would be required to pay an extraordinary fee or charge in connection therewith. Except for the permits listed on SCHEDULE
3.12 or the CLIFFWOOD PROPERTY SCHEDULE, no permit is required for the operation of the businesses of any member of the Cliffwood Group as presently conducted, except for such permits, the absence of which would not have a Cliffwood Material Adverse Effect.

        3.13 INSURANCE POLICIES. A description of all insurance policies held by each member of the Cliffwood Group concerning its businesses and properties is set forth on SCHEDULE 3.13. All of these policies are in the respective principal amounts as set forth on SCHEDULE 3.13. Each member of the Cliffwood Group has maintained and now maintains (i) insurance on all of its material assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure.

        3.14 EMPLOYEES. SCHEDULE 3.14 contains a correct and current list of all contracts with respect to employment and collective bargaining agreements to which any member of the Cliffwood Group is a party or by which any member of the Cliffwood Group is bound (the "Cliffwood Employment Agreements"); all such contracts are in full force and effect, and no member of the Cliffwood Group or any other party is in default under any of them. There have been no claims of defaults, and there are no facts or conditions which if continued or on notice will result in a default under such contracts. Each member of the Cliffwood Group has paid all salaries and wages accrued to or for the benefit of its respective employees and has complied in all respects with all applicable laws relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of such employees. Except as set forth on
SCHEDULE 3.14, there has been no material adverse change in the relationship of any member of the Cliffwood Group with its employees, including any threatened union organization, any strike, work stoppage or labor disturbance by any such employees or any other third party employees performing services, and no member of the Cliffwood Group is aware of any indication that such a change or event is likely. A complete and correct list of the names and addresses of all officers, directors and employees of each member of the Cliffwood Group, stating the rates of compensation payable to each, is set forth on SCHEDULE 3.14.

        3.15     EMPLOYEE BENEFIT MATTERS.

                 3.15.1 SCHEDULE 3.15 sets forth a brief description all of the bonus, deferred and incentive compensation, profit sharing, pension, retirement, vacation, sick leave, leave of absence, disability, life insurance, hospitalization, severance, and fringe benefit plans, policies, programs and arrangements, all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act ("ERISA")), and all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), which any member of the Cliffwood Group maintains, to which any member of the Cliffwood Group contributes or has an obligation to contribute, or with respect to which any member of the Cliffwood Group has any liability or reasonable expectation of liability (all such plans, policies, programs and arrangements shall be individually referred to herein as "Plan" and collectively as "Plans") as of the Closing. Except as set forth in SCHEDULE 3.15, no member of the Cliffwood Group maintains any Plans. For purposes of this Section 3.15, all references to the Cliffwood Group shall be deemed to refer to each member of the Cliffwood Group and any trade or business, whether or not incorporated, which together with Cliffwood would be deemed or treated as a "single employer" within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") or ERISA Section 4001. None of the Plans (i) is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA,
(ii) is a plan of the type described in Section 4063 of ERISA or Section 413(c) of the Code, (iii) is a "multi-employer plan" (as defined in Section 3(37) of ERISA), (iv) provides for medical, dental, life, disability or other insurance benefits to current or future retired employees or former employees of any member of the Cliffwood Group (other than as required for group health plan continuation coverage under Code Section 4980B or similar state law), (v) obligates any member of the Cliffwood Group to pay any severance or similar benefits solely as a result of a change in control or ownership within the meaning of Code Section 280G, or (vi) is a "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9).

                 3.15.2 Each Plan is, in all material respects, in compliance, and has been administered, maintained and funded in all material respects in accordance, with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations. To the best knowledge of each member of the Cliffwood Group, no member of the Cliffwood Group or any fiduciary to any Plan, with respect to any Plan, has (i) engaged in any prohibited transaction under ERISA or the Code, (ii) breached any fiduciary duty owed by it, or (iii) failed to file and distribute, timely and properly, all reports and information required to be filed or distributed in accordance with ERISA or the Code. There are also no pending or threatened, actions, suits, investigations, arbitrations or claims with respect to any Plan (other than routine claims for benefits) which could reasonably be expected to result in material liability to any member of the Cliffwood Group, and there are no changes in contributions or benefit levels that have been implemented, or negotiated and not yet implemented, with respect to any Plan that has not been disclosed in SCHEDULE 3.15.

                 3.15.3 All contributions or premiums which are due on or before the Closing with respect to the Plans have been or will be timely paid by each member of the Cliffwood Group.

                 3.15.4 Each Plan which is intended to be qualified under Code
Section 401(a), (i) has been timely amended to reflect all requirements of the Tax Reform Act of 1986 ("TRA 86") and all subsequent legislation which is required to be adopted prior to the Closing and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of the Plan as amended for such tax law changes. Nothing has occurred since the date of such determination letter that would adversely affect the qualified status of each such Plan or the tax-exempt status of any related trust.

                 3.15.5 During the six years preceding the Closing Date, (i) no under-funded pension plan subject to Section 412 of the Code has been transferred out of the Cliffwood Group, and (ii) no member of the Cliffwood Group has participated in or contributed to, or had an obligation to contribute to, any multiemployer plan (as defined in ERISA Section 3(37)).

                 3.15.6 No member of the Cliffwood Group has incurred, and has no reason to expect that it will incur, any material liability (i) to the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guaranty Corporation ("PBGC"), or (ii) under any multi-employer plan, Title IV of ERISA (including any withdrawal liability or "reportable event"), or the Code, with respect to any Plan that any member of the Cliffwood Group maintains or has maintained, or contributes to or had an obligation to contribute to, during the six years preceding the Closing.

                 3.15.7 The current present value of all accrued benefits, both vested and unvested, under all Plans which are subject to Title IV of ERISA does not exceed the current fair market value of the assets of each such Plan allocable to such accrued benefits and, for purposes of this sentence, the assumptions used by PBGC for valuing plan assets and liabilities upon plan termination shall be applied.

                 3.15.8 None of the Plans requires any member of the Cliffwood Group to make any bonus, severance or other payment to or on behalf of any current or former employee, officer or director of any member of the Cliffwood Group solely by reason of the change of ownership or control contemplated by this Agreement.

                 3.15.9 Each Plan may be amended or terminated after the Closing without contravening the terms of such Plan or any applicable laws and without material liability to any member of the Constituent Groups (as defined herein).

               3.15.10 With respect to each Plan, Cliffwood has made available to Texoil with true, complete and correct copies, to the extent applicable, of
(i) all documents pursuant to which the Plans are maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service (with attachments including, without limitation, audited financial statements), and (iii) all rulings, determinations, notices and opinions issued by any governmental entity in the last three years (and pending requests for governmental rulings, determinations, and opinions).

        3.16   LITIGATION.  Except as set forth on SCHEDULE 3.16:

               3.16.1 No member of the Cliffwood Group is engaged in or, to Cliffwood's Knowledge, threatened with the prosecution of any claim, demand, action, suit, charge, allegation, citation, proceeding or investigation by or through an administrative or judicial governmental authority (a "Proceeding").

               3.16.2 No member of the Cliffwood Group has, to Cliffwood's Knowledge, committed any act which would give rise to any Proceeding which would have a Cliffwood Material Adverse Effect.

               3.16.3 No investigation of or claims against the officers and directors of any member of the Cliffwood Group arising as a result of the status of such officers or directors is pending, and, to Cliffwood's Knowledge, there is no investigation of or any claim against any agent of any member of the Cliffwood Group arising as a result of his status as an agent of such member of the Cliffwood Group pending or threatened by any person.

        3.17 ABSENCE OF SENSITIVE PAYMENTS. No member of the Cliffwood Group nor any of its executive officers, directors, or to Cliffwood's Knowledge, agents, or employees has:

               3.17.1 made or has agreed to make any contributions, payments or gifts of funds or property through any governmental official, employee or agent where either the payment or purpose of such contribution, payment or gift was or is illegal under applicable foreign or domestic law;

               3.17.2 established or maintained any unrecorded fund or asset for any purpose or has made any false or artificial entries on any of its books or records for any reason; or

               3.17.3 made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or any expenditure made by any other person to candidates for public office, whether federal, state or local where such contributions were or would be in violation of applicable foreign or domestic law.

        3.18 NO DEFAULT. No member of the Cliffwood Group is in default under, and, to Cliffwood's Knowledge, no condition exists that with notice or lapse of time or both would constitute a default under any order, judgment or decree of any governmental authority.

        3.19 GOOD AND MARKETABLE TITLE. Except as set forth in SCHEDULE 3.19 or the CLIFFWOOD PROPERTY SCHEDULE, each member of the Cliffwood Group has, and will have at the Closing, Good and Marketable Title to the Cliffwood Oil and Gas Interests. For purposes of this Article 3, the term "Good and Marketable Title" shall mean title to the Cliffwood Oil and Gas Interests which is free from any reasonable doubt as to its validity and such title as a reasonably intelligent person, who is well informed as to facts and their legal bearings, and ready and willing to perform his contract, would be willing to accept in the exercise of ordinary business prudence and which is free and clear of all Encumbrances other than Permitted Encumbrances, and which (i) entitles the owner of the applicable Cliffwood Oil and Gas Interests to a net revenue interest in production from the Cliffwood Wells (as defined below) of no less than the net revenue interest percentages set forth with respect to the Cliffwood Wells in the CLIFFWOOD PROPERTY SCHEDULE and (ii) burdens the owner with working interests in the applicable Cliffwood Wells no greater than the working interest percentages for the Cliffwood Wells set forth in the CLIFFWOOD PROPERTY SCHEDULE. As used herein, the term "Permitted Encumbrance" shall mean any or all of the following: (i) Encumbrances that arise under operating agreements to secure payment of amounts not yet delinquent or are being contested in good faith and are of a type and nature customary in the oil and gas industry; (ii) Encumbrances that arise as a result of pooling and unitization agreements, declarations, orders or laws to secure payment of amounts not yet delinquent;
(iii) Encumbrances securing payments to mechanics and materialmen and Encumbrances securing payment of taxes or assessments that are, in either case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business; (iv) consents to assignment by governmental authorities (a) that are obtained on or prior to the Closing Date or (b) that are customarily obtained after the consummation of transactions of the nature contemplated by this Agreement; (v) consents to assignment by private third parties for which written consents have been, or will be, obtained prior to Closing; (vi) such title defects as have been expressly waived in writing by the party otherwise entitled to assert the title defect as a breach of this Agreement. As used herein, the term "Cliffwood Oil and Gas Interests" shall mean the undivided interests in the Cliffwood Wells set out in the CLIFFWOOD PROPERTY SCHEDULE together with (x) the Cliffwood Proprietary Data (as defined below) and the Cliffwood Seismic Licenses (as defined below) and (y) an undivided interest proportionate to the ownership interests of each member of the Cliffwood Group in and to the Cliffwood Leases and Cliffwood Wells in, to and under, or derived from:

               3.19.1 all unitization, communitization and pooling agreements and orders covering any of the Cliffwood Leases or Cliffwood Wells or any portion thereof and the units and pooled areas created thereby;

               3.19.2 all easements, rights of way, permits, licenses, servitudes or other interests appertaining to the Cliffwood Leases and Cliffwood Wells;

               3.19.3 all equipment and other personal property, fixtures and improvements situated upon the Cliffwood Leases or lands pooled or unitized therewith, or used or held for use in connection with the exploration, development or operation of the Cliffwood Leases or the production, treatment, processing, storage or transportation of hydrocarbons from the Cliffwood Leases;

               3.19.4 all hydrocarbon sales, purchase and processing contracts and agreements, transportation and charter agreements, farmout or farmin agreements, joint operating agreements, utility agreements and all other contracts or agreements of whatever kind or character affecting or relating to the Cliffwood Leases or Cliffwood Wells; and

               3.19.5 all inventories of hydrocarbons and accounts receivable in connection with the sale of hydrocarbons.

        As used herein, the term "Cliffwood Leases" shall mean the oil and gas leases, oil, gas and mineral leases, farmouts, mineral interests, mineral servitudes, royalty interest, overriding royalty interests, net profits interests, production payments and other oil and gas and mineral interests and estates of whatever nature described in the CLIFFWOOD PROPERTY SCHEDULE. As used herein, the term "Cliffwood Wells" shall mean the oil and gas wells, injection wells and other wells described in the CLIFFWOOD PROPERTY SCHEDULE.

        3.20 STATUS OF THE CLIFFWOOD LEASES. To Cliffwood's Knowledge and except as disclosed in the CLIFFWOOD PROPERTY SCHEDULE:

               (i) the Cliffwood Leases have been maintained according to their terms, in compliance with the agreements to which the Cliffwood Leases are subject except where noncompliance would not have a Cliffwood Material Adverse Effect;

               (ii) the Cliffwood Leases are in full force and effect;

               (iii) all payments due with respect to the Cliffwood Leases, including royalties, delay rentals and shut-in royalties have been paid in full when due;

               (iv) the entire interest of each member of the Cliffwood Group in each Cliffwood Well is in paying status and has not been suspended by the purchaser or any other remitter of proceeds of production;

               (v) no other party to any Cliffwood Lease is in breach or default with respect to any of its obligations thereunder, except where such breach or default would not have a Cliffwood Material Adverse Effect;

               (vi) there has not occurred any event, fact or circumstance which with the lapse of time or the giving of notice, or both, would constitute such a breach or default of any obligation under any Cliffwood Lease, except where such breach or default would not have a Cliffwood Material Adverse Effect;

               (vii) no lessor of any Cliffwood Lease has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Cliffwood Lease or any provisions thereof;

               (viii) there are no obligations to engage in continuous development operations in order to maintain any Cliffwood Lease in force, except as included in documents listed in the CLIFFWOOD PROPERTY SCHEDULE;

               (ix) there are no gas balancing agreements covering the Cliffwood Leases except those described in the CLIFFWOOD PROPERTY SCHEDULE and, except those described on the CLIFFWOOD PROPERTY SCHEDULE, no hydrocarbon imbalances (whether production imbalance, pipeline imbalance or otherwise) presently exist in connection with any well on the Cliffwood Leases; and

               (x) no hydrocarbons produced from the Cliffwood Leases are subject to a sales contract or other agreement relating to the production, gathering, transporting, processing, treating or marketing of hydrocarbons which cannot be terminated by Cliffwood without penalty to Cliffwood upon Cliffwood's notice within 60 days or less of such notice, and no person has any call upon, option to purchase or other similar rights with respect to the Cliffwood Leases or to the production therefrom.

        3.21 GAS CONTRACTS. With respect to any Cliffwood Material Contract which is a hydrocarbon purchase and sales agreement, no member of the Cliffwood Group is obligated by virtue of any prepayment arrangement under any Cliffwood Material Contract containing a "take or pay" or similar provision or a production payment or any other arrangement to deliver hydrocarbons produced from Cliffwood Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor, except as included in documents listed in the CLIFFWOOD PROPERTY SCHEDULE.

        3.22 PREFERENTIAL RIGHTS. Each member of the Cliffwood Group shall have obtained by Closing (i) all prerequisite waivers of preferential rights of purchase or evidence of proper delivery and receipt of notices of such preferential rights, evidencing the expiration of the appropriate election period, and (ii) all necessary consents for transfer of the interests, except those which by their nature cannot be requested or obtained until after Closing, or Texoil shall have waived same.

        3.23 BOOKS AND RECORDS. To Cliffwood's Knowledge, all lease files, land files, well files, abstracts, title opinions, maps, electric logs, geological and geophysical data, and all production records that relate to the Cliffwood Oil and Gas Interests and Cliffwood Wells of any member of the Cliffwood Group and that are owned by or are in the possession of any member of the Cliffwood Group are, or shall prior to the Closing Date be, located in the offices of Cliffwood.

        3.24 OPERATIONS AND EXPENDITURES. Except as listed in the CLIFFWOOD PROPERTY SCHEDULE, there are no joint operating agreements in effect in connection with the assets of any member of the Cliffwood Group. Except as described in the CLIFFWOOD PROPERTY SCHEDULE, there are no outstanding calls or payments under authorities for expenditures which are due or which any member of the Cliffwood Group has committed to make and which have not been made.

        3.25 TAX PARTNERSHIPS. None of the assets of any member of the Cliffwood Group are subject to a tax partnership.

        3.26 WELLS. To Cliffwood's Knowledge, (i) all of the Cliffwood Wells which have been drilled and completed on the Cliffwood Oil and Gas Interests have been drilled and completed within the boundaries of the Cliffwood Leases or within the limit otherwise permitted by contract, pooling or unit agreement and by laws; and (ii) all drilling and completion, and plugging and abandonment, of such wells and all development and operations on the Cliffwood Oil and Gas Interests have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any governmental authority. To Cliffwood's Knowledge, there are no wells located on the Cliffwood Leases (other than the Cliffwood Wells) which have not been plugged and abandoned in accordance with all laws, statutes, ordinances, decrees, requirements, orders, judgments, rules and regulations of, including all licenses and permits issued by governmental authorities. To Cliffwood's Knowledge, none of the Cliffwood Wells is subject to penalty or reduced allowables after the date hereof because of any overproduction or other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any governmental authority which would prevent any of such Cliffwood Wells from being entitled to its full legal and regular allowable from and after the date hereof as prescribed by any governmental authority.

        3.27 SEISMIC DATA. All of the geophysical data and interpretations in Cliffwood's possession are either owned by a member of the Cliffwood Group (the "Cliffwood Proprietary Data") or licensed to a member of the Cliffwood Group by others pursuant to valid and subsisting licensing agreements (the "Cliffwood Seismic Licenses"). The seismic licenses described on the CLIFFWOOD PROPERTY SCHEDULE are all of the material Cliffwood Seismic Licenses.

        3.28 COMPLIANCE WITH LAWS. Each member of the Cliffwood Group has at all times complied with all applicable laws in all material respects.

        3.29 PROPERTY. Except as described in SCHEDULE 3.29 or the CLIFFWOOD PROPERTY SCHEDULE, and except for property sold, used or otherwise disposed of in the ordinary course of business for fair market value, each member of the Cliffwood Group has good and defensible title to all their properties, interests in properties and assets, real and personal, reflected in the September 30, 1997 unaudited consolidated financial statements referred to in Section 3.7 free and clear of any Encumbrance, except (i) Encumbrances reflected in the consolidated balance sheets of Cliffwood dated September 30, 1997 and (ii) liens for current taxes not yet due and payable. All leases pursuant to which any member of the Cliffwood Group leases, whether as lessee or lessor, any material amount of real or personal property are valid, subsisting and effective; and there is not, under any such lease, any existing or to Cliffwood's Knowledge any prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by any member of the Cliffwood Group. The buildings and premises of each member of the Cliffwood Group that are used in its business is in good operating condition and repair, subject only to ordinary wear and tear. All items of equipment of each member of the Cliffwood Group are in an operating condition and in a state of maintenance and repair so as to not substantially interfere with the continued use thereof in the conduct of normal operations as conducted by such member of the Cliffwood Group in the past.

        3.30 ENVIRONMENTAL COMPLIANCE. Except as set forth on SCHEDULE 3.30, and except to the extent that inaccuracy of any of the following, individually or in the aggregate, could not have a Cliffwood Material Adverse Effect:

               3.30.1 There are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern (as defined below), on any property presently or previously owned, leased, operated or used by any member of the Cliffwood Group, or on any property on or in which any waste generated by any member of the Cliffwood Group was disposed;

               3.30.2 Each member of the Cliffwood Group has, and within the period of all applicable statutes of limitations has had, in full force and effect all Environmental Permits (as defined below) required to conduct its operations, and is, and within the period of all applicable statutes of limitations has been, operating in compliance thereunder;

               3.30.3 The operations of each member of the Cliffwood Group and use of their respective assets are, and within the period of all applicable statutes of limitations have been, in compliance with applicable Environmental Law (as defined below);

               3.30.4 No notice has been received by any member of the Cliffwood Group, or to Cliffwood's Knowledge by any predecessor of any member of the Cliffwood Group, from any entity, governmental agency or individual regarding, nor is any member of the Cliffwood Group otherwise aware of, any existing, pending or threatened investigation, inquiry, enforcement action, litigation or liability, including, without limitation, any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

               3.30.5 No member of the Cliffwood Group, and to Cliffwood's Knowledge no predecessor of any member of the Cliffwood Group, or other party acting on behalf of any member of the Cliffwood Group has entered into or agreed to any consent decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

               3.30.6 No member of the Cliffwood Group has assumed or retained pursuant to any contract any known liabilities of any kind under any Environmental Law;

               3.30.7 To Cliffwood's Knowledge, no member of the Cliffwood Group is aware of any reason any Environmental Permit required to conduct the current and planned operations of any member of the Cliffwood Group pursuant to any applicable Environmental Law could not be renewed without material expense; and

               3.30.8 No friable asbestos currently exists on any property owned, leased or operated by any member of the Cliffwood Group, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by any member of the Cliffwood Group in its operations or on its properties.

               3.30.9 As used herein, "Environmental Law" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any State, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environment, natural resources, human health, or employee health and safety as from time to time has been or is now in effect. As used herein, "Environmental Permits" means any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Law. As used herein, "Substance of Environmental Concern" means any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radiation, and any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

        3.31 TRANSACTIONS WITH MANAGEMENT. Except as set forth in SCHEDULE 3.31 OR SCHEDULE 3.2, no member of the Cliffwood Group is a party to any contract, lease or commitment with any of its shareholders, directors, officers, employees, or agents, or with any shareholder, director, officer, employee, or agent of any member of the Cliffwood Group.

        3.32 FULL DISCLOSURE. None of the representations and warranties made by any member of the Cliffwood Group or made in any certificate, document, instrument or other writing furnished or to be furnished by any member of the Cliffwood Group or on their behalf in connection with the transactions contemplated by this Agreement, contain or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading. Except as disclosed in this Agreement or in schedules attached hereto, there is no fact, circumstance or condition which does or could reasonably be expected to have a Cliffwood Material Adverse Effect.

        3.33 UNTRUE STATEMENTS. This Agreement, the exhibits and appendices hereto, the Cliffwood Financial Statements and all other documents and information furnished by any member of the Cliffwood Group or any of their affiliates or representatives to Texoil or its representatives pursuant to or in connection with this Agreement does not include and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

        3.34 SURVIVAL. None of the representations and warranties made herein by Cliffwood shall survive the Closing.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF TEXOIL

        Except as disclosed in the TEXOIL PROPERTY SCHEDULE or other schedules referred to in this Article 4, Texoil hereby represents and warrants to Cliffwood as follows:

        4.1 ORGANIZATION AND GOOD STANDING. Texoil is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as it is now being conducted. Texoil is qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect with respect to Texoil (a "Texoil Material Adverse Effect").

        4.2 CAPITALIZATION OF TEXOIL. The authorized capital stock of Texoil consists of 50,000,000 shares of Texoil Common Stock of which 4,574,923 shares are issued and outstanding as of November 1, 1997 and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 23,000 shares are issued and outstanding. All the outstanding shares of capital stock of Texoil have been validly issued, are fully paid and nonassessable, were issued in compliance with all applicable state and federal laws, and were not issued in violation of any right of first refusal, preemptive right, or similar right of any person. Except as described in SCHEDULE 4.2, (i) no shares of capital stock of Texoil are held in treasury and (ii) there are no other issued or outstanding securities (as defined under the Securities Act) of Texoil. Except as described in SCHEDULE 4.2, Texoil is not subject to any commitment or obligation that would require the issuance or sale of additional securities of Texoil at any time under options, subscriptions, warrants, rights, conversion rights, exercise rights or any other obligations or that requires Texoil to purchase or redeem any securities.

        4.3 TEXOIL SUBSIDIARIES. Each of the Subsidiaries of Texoil (each a "Texoil Subsidiary") is set forth as SCHEDULE 4.3. As used herein, the term "Texoil Group" means Texoil and all of its Subsidiaries. Except as set forth in
SCHEDULE 4.3, all of the outstanding securities of each of the Texoil Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, are owned beneficially and of record by Texoil or a Texoil Subsidiary and Texoil has good and marketable title thereto free and clear of any Encumbrance. Each such Texoil Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is duly qualified or licensed to do business and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary except for those jurisdictions where the failure to be so qualified or licensed and in good standing would not constitute a Texoil Material Adverse Effect. Except as set forth in SCHEDULE 4.3, there are no existing options, warrants, calls, commitments, agreements, conversion rights, exercise rights or other securities obligating any Texoil Subsidiary to issue or transfer any securities to any person or that require any of the Texoil Subsidiaries to purchase or redeem any securities. Except as set forth in SCHEDULE 4.3, no member of the Texoil Group directly or indirectly owns any security issued by any corporation, partnership, joint venture or other business association or entity.

        4.4    AUTHORITY; NO CONFLICTS.

               4.4.1 Texoil has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Texoil. This Agreement has been duly executed and delivered by Texoil and, assuming the due authorization, execution and delivery by Cliffwood, constitutes the valid and binding obligation of Texoil, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other general principles of equity.

               4.4.2 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of any member of the Texoil Group; (ii) give rise to any right to purchase any securities or assets of any member of the Texoil Group;
(iii) conflict with, result in a breach of, constitute a default under, without regard to requirements of notice or the lapse of time or both, accelerate or permit the acceleration of the performance required by, result in the loss or modification of, or require any consent, authorization or approval under any lease, license, franchise, permit, contract or other agreement, authorization or instrument to which any member of the Texoil Group is a party or by which they are bound or to which any of their properties are subject; or (iv) conflict with or result in any violation of any judgment, order, decree, statute or law applicable to any member of the Texoil Group or any of their properties or assets, except in the case of (ii), (iii) or (iv) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Texoil Material Adverse Effect.

        4.5 CONSENTS. Except for (i) filings required by the TBCA, (ii) consents of private third parties that have been or will be obtained prior to Closing, and (iii) filings, consents, approvals and authorizations that the failure to obtain or make would not have a Texoil Material Adverse Effect, no filing with or consent, approval or authorization of any governmental authority or of any third party on the part of any member of the Texoil Group is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

        4.6 NO BROKERS. No member of the Texoil Group or anyone acting on their behalf has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

        4.7 FINANCIAL STATEMENTS. Texoil has delivered to Cliffwood copies of its filings pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for each of the years ending December 31, 1997, 1996, and 1995, which contain the annual and quarterly, as applicable, consolidated balance sheets and statements of cash flows and shareholders' equity required to be included therein for the respective periods covered thereby (collectively, the "Texoil Financial Statements"). The Texoil Financial Statements are complete in all material respects, present fairly the financial condition of the Texoil Group as at the dates indicated and the results of operations for the respective periods indicated, and have been prepared in accordance with GAAP, except as noted therein. The accounts receivable reflected in the September 30, 1997 balance sheet, and those which have been thereafter acquired by any member of the Texoil Group, have been collected or are not delinquent and collectible in the aggregate recorded amounts thereof less applicable reserves computed in accordance with GAAP, which reserves are adequate. None of the Texoil Financial Statements include or omit an asset or a liability of any kind or nature, the inclusion or omission of which would render such financial statements materially misleading.

        4.8 SECURITIES REPORTS AND FILINGS. Texoil has filed all forms, reports, and documents required to be filed with the Securities and Exchange Commission (the "SEC") since December 31, 1996 and has heretofore delivered to Cliffwood, in the form filed with the SEC, all such reports, proxy statements, registration statements and other forms filed with the SEC pursuant to the Securities Act or the Exchange Act (collectively, "Texoil SEC Reports"). The Texoil SEC Reports were prepared in substantial compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and at the time they were filed, were complete and accurate in all material respects and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Texoil Subsidiary is required to file any forms, reports, or other documents with the SEC.

               4.8.1 Texoil's Common Stock is currently listed on the Nasdaq SmallCap Market. Texoil has filed all forms, reports and documents required to be filed since December 31, 1996 to maintain such listing. Except as set forth on SCHEDULE 4.8, Texoil has not received any notification that Texoil has failed to maintain, or otherwise satisfy, the minimum standards necessary to maintain such listing and, to Texoil's knowledge, there has not occurred any event, fact or circumstance which with the lapse of time or the giving of notice, or both, would cause Texoil's Common Stock to no longer be listed on the Nasdaq SmallCap Market.

        4.9 ABSENCE OF CHANGES. Since September 30, 1997, there has not been any:

               4.9.1 transaction by any member of the Texoil Group except in the ordinary course of business as conducted on that date except as otherwise provided on SCHEDULE 4.9;

               4.9.2 capital expenditure by any member of the Texoil Group exceeding $2,000,000 in the aggregate;

               4.9.3  Texoil Material Adverse Effect;

               4.9.4 destruction, damage to, or loss of any asset of any member of the Texoil Group, whether or not covered by insurance, that could have a Texoil Material Adverse Effect;

               4.9.5 labor difficulties or other event or condition of any character that could have a Texoil Material Adverse Effect;

               4.9.6 change in accounting methods or practices including, without limitation, any change in depreciation or amortization policies or rates by any member of the Texoil Group;

               4.9.7 re-valuation by any member of the Texoil Group of any of its assets;

               4.9.8 declaration, setting aside or payment of a dividend or other distribution in respect to the capital stock of any member of the Texoil Group or any direct or indirect redemption, purchase or other acquisition by any member of the Texoil Group of any securities;

               4.9.9 material increase in the salary or other compensation payable or to become payable by any member of the Texoil Group to any of their officers, directors or employees, or any declaration, payment or commitment or obligation of any kind for the payment by any member of the Texoil Group of a bonus or other additional salary or compensation to any such person;

               4.9.10 sale or transfer of any asset of any member of the Texoil Group, except in the ordinary course of business;

               4.9.11 amendment or termination of any material contract, to which any member of the Texoil Group is a party, except in the ordinary course of business;

               4.9.12 loan by any member of the Texoil Group to any person or entity or guaranty by any member of the Texoil Group of any loan, except as otherwise disclosed herein;

               4.9.13 Encumbrance of any asset of any member of the Texoil
Group;

               4.9.14 waiver or release of any material right or claim of any member of the Texoil Group;

               4.9.15 other event or condition of any character that has or might reasonably have a Texoil Material Adverse Effect;

               4.9.16 issuance or sale by any member of the Texoil Group of any securities; or

               4.9.17 agreement or understanding by any member of the Texoil Group to do any of the things described in the preceding clauses 4.9.1 through 4.9.16, except as otherwise contemplated or disclosed by this Agreement.

        4.10 ABSENCE OF UNDISCLOSED LIABILITIES. No member of the Texoil Group has any debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Texoil Financial Statements, except for those incurred after September 30, 1997 that: (i) were incurred in the ordinary course of business, (ii) are usual and normal in amount both individually and in the aggregate, and (iii) do not exceed $1,000,000 in the aggregate.

        4.11 TAX RETURNS. Within the times and in the manner prescribed by law, each member of the Texoil Group has filed all required federal, state and local tax returns and paid all taxes, assessments and penalties due and payable, except as set forth in SCHEDULE 4.11. No federal tax return of any member of the Texoil Group has been audited by the Internal Revenue Service, and no notice of any proposed audit has been received by any member of the Texoil Group. The provisions for taxes reflected in the Texoil Financial Statements are adequate for any and all federal, state, county and local taxes for the periods covered by the Texoil Financial Statements and for all prior periods, whether or not disputed. There are no present disputes with any governmental authority as to taxes of any nature payable by any member of the Texoil Group. Each member of the Texoil Group has made all withholdings of taxes required to be made under all federal, state, county, local and other tax laws and regulations. No member of the Texoil has granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted thereby.

        4.12 INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE 4.12 or in the TEXOIL PROPERTY SCHEDULE, there are no Encumbrances on any patents, patent applications, trademarks and service marks, including registrations and applications therefor, trade names, copyrights and written know-how, trade secrets, and all other similar proprietary data owned by any member of the Cliffwood Group or regarding which any such member has rights or licenses (collectively, the "Texoil Intellectual Property") that are material to the business of the Texoil Group. SCHEDULE 4.12 and the TEXOIL PROPERTY SCHEDULE together set forth all Texoil Intellectual Property that is material to the business of the Texoil Group. Except as set forth in SCHEDULE 4.12 or the TEXOIL PROPERTY SCHEDULE, no member of the Texoil Group has granted to any other person or entity any license to use any Texoil Intellectual Property. No member of the Texoil Group has received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by any member of the Texoil Group of the Texoil Intellectual Property.

        4.13 CONTRACTS AND PERMITS. Except for contracts which provide for consideration with a fair market value of less than $25,000, SCHEDULE 4.13 and TEXOIL PROPERTY SCHEDULE together set forth a complete and current list of all contracts (other than Texoil Employment Agreements, as defined below), leases, oil and gas leases, licenses (including without limitation Texoil Seismic Licenses, as defined below) and permits of each member of the Texoil Group (the "Texoil Permits"), all such contracts, together with the Texoil Employment Agreements, the Texoil Leases (as defined herein), the Texoil Seismic Leases and Texoil Permits being referred to herein as the "Texoil Material Contracts." Each of the Texoil Material Contracts is valid and binding upon each party thereto and is in full force and effect according to its terms, and there have been no amendments, modifications or supplements thereto other than such as are specifically described on SCHEDULE 4.13 or the TEXOIL PROPERTY SCHEDULE. Except as set forth on SCHEDULE 4.13 or the TEXOIL PROPERTY SCHEDULE, there is no default or claim of default under any Texoil Material Contract and no event has occurred which, with the passage of time or the giving of notice, would constitute a default by any member of the Texoil Group, or any other party thereto, under any Texoil Material Contract or would permit modification, acceleration or termination of any Texoil Material Contract, or result in the creation of any Encumbrance on any assets of any member of the Texoil Group, except for such defaults or creation of Encumbrances which would not have a Texoil Material Adverse Effect. Except as indicated on
SCHEDULE 4.13 or TEXOIL PROPERTY SCHEDULE, no Texoil Material Contract will require the consent of or notice to any party thereto with respect to any of the transactions contemplated hereby, except to the extent that the failure to obtain such consent or provide notice will not have a Texoil Material Adverse Effect. None of the material permits require the payments of any further fees except as listed on SCHEDULE 4.13 or TEXOIL PROPERTY SCHEDULE, nor, to Texoil's Knowledge, do any facts or circumstances exist which would indicate that any member of the Texoil Group will not be entitled to renew any material permit upon its expiration or would be required to pay an extraordinary fee or charge in connection therewith. Except for the permits listed on SCHEDULE 4.13 or the TEXOIL PROPERTY SCHEDULE, no permit is required for the operation of the businesses of any member of the Texoil Group as presently conducted except for such permits the absence of which would not have a Texoil Material Adverse Effect.

        4.14 INSURANCE POLICIES. A description of all insurance policies held by each member of the Texoil Group concerning its businesses and properties is set forth on SCHEDULE 4.14. All of these policies are in the respective principal amounts as set forth on SCHEDULE 4.14. Each member of the Texoil Group has maintained and now maintains (i) insurance on all of its material assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure.

        4.15 EMPLOYEES. SCHEDULE 4.15 contains a correct and current list of all contracts with respect to employment and collective bargaining agreements to which any member of the Texoil Group is a party or by which any member of the Texoil Group is bound (the "Texoil Employment Agreements"); all such contracts are in full force and effect, and no member of the Texoil Group nor any other party is in default under any of them. There have been no claims of defaults, and there are no facts or conditions which if continued or on notice will result in a default under such contracts. Each member of the Texoil Group has paid all salaries and wages accrued to or for the benefit of its respective employees and has complied in all respects with all applicable laws relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of such employees. Except as set forth on SCHEDULE 4.15, there has been no material adverse change in the relationship of any member of the Texoil Group with its employees, including any threatened union organization, any strike, work stoppage or labor disturbance by any such employees or any other third party employees performing services, and no member of the Texoil Group is aware of any indication that such a change or event is likely. A complete and correct list of the names and addresses of all officers, directors, and employees, of each member of the Texoil Group, stating the rates of compensation payable to each is set forth on SCHEDULE 4.15.

        4.16   EMPLOYEE BENEFIT MATTERS.

               4.16.1 SCHEDULE 4.16 sets forth a brief description of all Plans of the Texoil Group. Except as set forth in SCHEDULE 4.16, no member of the Texoil Group maintains any Plans. For purposes of this Section 4.16, all references to the Texoil Group shall be deemed to refer to each member of the Texoil Group and any trade or business, whether or not incorporated, which together with Texoil would be deemed or treated as a "single employer" within the meaning of Section 414 of the Code or ERISA Section 4001. None of the Plans
(i) is subject to Title IV of ERISA or the minimum funding requirements of
Section 412 of the Code or Section 302 of ERISA, (ii) is a plan of the type described in Section 4063 of ERISA or Section 413(c) of the Code, (iii) is a "multi-employer plan" (as defined in Section 3(37) of ERISA), (iv) provides for medical, dental, life, disability or other insurance benefits to current or future retired employees or former employees of any member of the Texoil Group (other than as required for group health plan continuation coverage under Code
Section 4980B or similar state law), (v) obligates any member of the Texoil Group to pay any severance or similar benefits solely as a result of a change in control or ownership within the meaning of Code Section 280G, or (vi) is a "voluntary employees' beneficiary association" within the meaning of Code
Section 501(c)(9).

               4.16.2 Each Plan is, in all material respects, in compliance, and has been administered, maintained and funded in all material respects in accordance, with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations. To the best knowledge of each member of the Texoil Group, no member of the Texoil Group or any fiduciary to any Plan, with respect to any Plan, has (i) engaged in any prohibited transaction under ERISA or the Code, (ii) breached any fiduciary duty owed by it, or (iii) failed to file and distribute, timely and properly, all reports and information required to be filed or distributed in accordance with ERISA or the Code. There are also no pending or threatened, actions, suits, investigations, arbitrations or claims with respect to any Plan (other than routine claims for benefits) which could reasonably be expected to result in material liability to any member of the Texoil Group, and there are no changes in contributions or benefit levels that have been implemented, or negotiated and not yet implemented, with respect to any Plan that has not been disclosed in SCHEDULE 4.16.

               4.16.3 All contributions or premiums which are due on or before the Closing with respect to the Plans have been or will be timely paid by each member of the Texoil Group.

               4.16.4 Each Plan which is intended to be qualified under Code
Section 401(a), (i) has been timely amended to reflect all requirements of the TRA 86 and all subsequent legislation which is required to be adopted prior to the Closing and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of the Plan as amended for such tax law changes. Nothing has occurred since the date of such determination letter that would adversely affect the qualified status of each such Plan or the tax-exempt status of any related trust.

               4.16.5 During the six years preceding the Closing Date, (i) no under-funded pension plan subject to Section 412 of the Code has been transferred out of the Texoil Group, and (ii) no member of the Texoil Group has participated in or contributed to, or had an obligation to contribute to, any multi-employer plan (as defined in ERISA Section 3(37)).

               4.16.6 No member of the Texoil Group has incurred, and has no reason to expect that it will incur, any material liability (i) to the Internal Revenue Service, the U.S. Department of Labor, or the PBGC, or (ii) under any multi-employer plan, Title IV of ERISA (including any withdrawal liability or "reportable event"), or the Code, with respect to any Plan that any member of the Texoil Group maintains or has maintained, or contributes to or had an obligation to contribute to, during the six years preceding the Closing.

               4.16.7 The current present value of all accrued benefits, both vested and unvested, under all Plans which are subject to Title IV of ERISA does not exceed the current fair market value of the assets of each such Plan allocable to such accrued benefits and, for purposes of this sentence, the assumptions used by PBGC for valuing plan assets and liabilities upon plan termination shall be applied.

               4.16.8 None of the Plans requires any member of the Texoil Group to make any bonus, severance or other payment to or on behalf of any current or former employee, officer or director of any member of the Texoil Group solely by reason of the change of ownership or control contemplated by this Agreement.

               4.16.9 Each Plan may be amended or terminated after the Closing without contravening the terms of such Plan or any applicable laws and without material liability to any member of the Constituent Groups.

               4.16.10 With respect to each Plan, Texoil has made available to Cliffwood with true, complete and correct copies, to the extent applicable, of
(i) all documents pursuant to which the Plans are maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service (with attachments including, without limitation, audited financial statements), and (iii) all rulings, determinations, notices and opinions issued by any governmental entity in the last three years (and pending requests for governmental rulings, determinations, and opinions).

        4.17   LITIGATION.  Except as set forth on SCHEDULE 4.17:

               4.17.1 No member of the Texoil Group is engaged in or, to Texoil's Knowledge (as defined herein), threatened with any Proceeding.

               4.17.2 No member of the Texoil Group has, to Texoil's Knowledge, committed any act which would give rise to any Proceeding which would have a Texoil Material Adverse Effect.

               4.17.3 No investigation of or claims against the officers and directors of any member of the Texoil Group arising as a result of the status of such officers or directors is pending, and, to Texoil's Knowledge, there is no investigation of or any claim against any agent of any member of the Texoil Group arising as a result of his status as an agent of such member of the Texoil Group pending or threatened by any person.

        4.18 ABSENCE OF SENSITIVE PAYMENTS. No member of the Texoil Group nor any of its executive officers, directors, or, to Texoil's Knowledge, agents, or employees has:

               4.18.1 made or has agreed to make any contributions, payments or gifts of funds or property through any governmental official, employee or agent where either the payment or purpose of such contribution, payment or gift was or is illegal under applicable foreign or domestic law;

               4.18.2 established or maintained any unrecorded fund or asset for any purpose or has made any false or artificial entries on any of its books or records for any reason; or

               4.18.3 made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or any expenditure made by any other person to candidates for public office, whether federal, state or local where such contributions were or would be in violation of applicable foreign or domestic law.

        4.19 NO DEFAULT. No member of the Texoil Group is in default under, and, to Texoil's Knowledge, no condition exists that with notice or lapse of time or both would constitute a default under any order, judgment or decree of any governmental authority.

        4.20 GOOD AND MARKETABLE TITLE. Except as set forth in SCHEDULE 4.20 or the TEXOIL PROPERTY SCHEDULE, each member of the Texoil Group has, and will have at the Closing, Good and Marketable Title to the Texoil Oil and Gas Interests. For purposes of this Article 4, the term "Good and Marketable Title" shall mean title to the Texoil Oil and Gas Interests which is free from any reasonable doubt as to its validity and such title as a reasonably intelligent person, who is well informed as to facts and their legal bearings, and ready and willing to perform his contract, would be willing to accept in the exercise of ordinary business prudence and which is free and clear of all Encumbrances other than Permitted Encumbrances, and which (i) entitles the owner of the applicable Texoil Oil and Gas Interests to a net revenue interest in production from the Texoil Wells (as defined below) of no less than the net revenue interest percentages set forth with respect to the Texoil Wells set forth in the TEXOIL PROPERTY SCHEDULE, and (ii) burdens the owner with working interests in the applicable Texoil Wells no greater than the working interest percentages set forth for the Texoil Wells set forth in the TEXOIL PROPERTY SCHEDULE. As used herein, the term "Texoil Oil and Gas Interests" shall mean the undivided interests in the Texoil Wells set out in the TEXOIL PROPERTY SCHEDULE together with (x) the Texoil Proprietary Data (as defined herein) and the Texoil Seismic Licenses (as defined herein) and (y) an undivided interest proportionate to the ownership interests of each member of the Texoil Group in and to the Texoil Leases and Texoil Wells in, to and under, or derived from:

               4.20.1 all unitization, communitization and pooling agreements and orders covering any of the Texoil Leases or Texoil Wells or any portion thereof and the units and pooled areas created thereby;

               4.20.2 all easements, rights of way, permits, licenses, servitudes or other interests appertaining to the Texoil Leases and Texoil Wells;

               4.20.3 all equipment and other personal property, fixtures and improvements situated upon the Texoil Leases or lands pooled or unitized therewith, or used or held for use in connection with the exploration, development or operation of the Texoil Leases or the production, treatment, processing, storage or transportation of hydrocarbons from the Texoil Leases;

               4.20.4 all hydrocarbon sales, purchase and processing contracts and agreements, transportation and charter agreements, farmout or farmin agreements, joint operating agreements, utility agreements and all other contracts or agreements of whatever kind or character affecting or relating to the Texoil Leases or Texoil Wells; and

               4.20.5 all inventories of hydrocarbons and accounts receivable in connection with the sale of hydrocarbons.

        As used herein, the term "Texoil Leases" shall mean the oil and gas leases, oil, gas and mineral leases, farmouts, mineral interests, mineral servitudes, royalty interest, overriding royalty interests, net profits interests, production payments and other oil and gas and mineral interests and estates of whatever nature described in the TEXOIL PROPERTY SCHEDULE. As used herein, the term "Texoil Wells" shall mean the oil and gas wells, injection wells and other wells described in the TEXOIL PROPERTY SCHEDULE.

        4.21 STATUS OF THE TEXOIL LEASES. To Texoil's Knowledge and except as disclosed in the TEXOIL PROPERTY SCHEDULE:

               (i) the Texoil Leases have been maintained according to their terms, in compliance with the agreements to which the Texoil Leases are subject;

               (ii) the Texoil Leases are in full force and effect, except where non-compliance would not have a Texoil Material Adverse Effect;

               (iii) all payments due with respect to the Texoil Leases, including royalties, delay rentals and shut-in royalties have been paid in full when due;

               (iv) the entire interest of each member of the Texoil Group in each Texoil Well is in paying status and has not been suspended by the purchaser or any other remitter of proceeds of production;

               (v) no other party to any Texoil Lease is in breach or default with respect to any of its obligations thereunder, except where such breach or default would not have a Texoil Material Adverse Effect;

               (vi) there has not occurred any event, fact or circumstance which with the lapse of time or the giving of notice, or both, would constitute such a breach or default of any obligation under any Texoil Lease, except where such breach or default would not have a Texoil Material Adverse Effect;

               (vii) no lessor of any Texoil Lease has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Texoil Lease or any provisions thereof;

               (viii) there are no obligations to engage in continuous development operations in order to maintain any Texoil Lease in force except as included in the documents listed in the TEXOIL PROPERTY SCHEDULE;

               (ix) there are no gas balancing agreements covering the Texoil Leases except those described in the TEXOIL PROPERTY SCHEDULE and, except those described on the TEXOIL PROPERTY SCHEDULE, no hydrocarbon imbalances (whether production imbalance, pipeline imbalance or otherwise) presently exist in connection with any well on the Texoil Leases; and

               (x) no hydrocarbons produced from the Texoil Leases are subject to a sales contract or other agreement relating to the production, gathering, transporting, processing, treating or marketing of hydrocarbons which cannot be terminated by Texoil without penalty to Texoil upon Texoil's notice within 60 days or less of such notice, and no person has any call upon, option to purchase or other similar rights with respect to the Texoil Leases or to the production therefrom.

        4.22 GAS CONTRACTS. With respect to any Texoil Material Contract which is a hydrocarbon purchase and sales agreement, no member of the Texoil Group is obligated by virtue of any prepayment arrangement under any Texoil Material Contract containing a "take or pay" or similar provision or a production payment or any other arrangement to deliver hydrocarbons produced from Texoil Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor, except as included in documents listed in the TEXOIL PROPERTY SCHEDULE.

        4.23 PREFERENTIAL RIGHTS. Each member of the Texoil Group shall have obtained by Closing (i) all prerequisite waivers of preferential rights of purchase or evidence of proper delivery and receipt of notices of such preferential rights, evidencing the expiration of the appropriate election period, and (ii) all necessary consents for transfer of the interests, except those which by their nature cannot be requested or obtained until after Closing, or Cliffwood and Texoil shall have waived same.

        4.24 BOOKS AND RECORDS. To Texoil's Knowledge, all lease files, land files, well files, abstracts, title opinions, maps, electric logs, geological and geophysical data, and all production records that relate to the Texoil Oil and Gas Interests and Texoil Wells of any member of the Texoil Group and that are owned by or are in the possession of any member of the Texoil Group are, or shall prior to the Closing Date be, located in the offices of Texoil.

        4.25 OPERATIONS AND EXPENDITURES. Except as listed on the TEXOIL PROPERTY SCHEDULE, there are no joint operating agreements in effect in connection with the assets of any member of the Texoil Group. Except as set out on set forth on the TEXOIL PROPERTY SCHEDULE, as of the Effective Time there are no outstanding calls or payments under authorities for expenditures which are due or which any member of the Texoil Group has committed to make and which have not been made.

        4.26 TAX PARTNERSHIPS. None of the assets of any member of the Texoil Group are subject to a tax partnership.

        4.27 WELLS. To Texoil's Knowledge, (i) all of the Texoil Wells which have been drilled and completed on the Texoil Oil and Gas Interests have been drilled and completed within the boundaries of the Texoil Leases or within the limit otherwise permitted by contract, pooling or unit agreement and by laws;
(ii) and all drilling and completion, and plugging and abandonment, of such wells and all development and operations on the Texoil Oil and Gas Interests have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any governmental authority. To Texoil's Knowledge, there are no wells located on the Texoil Leases (other than the Texoil Wells) which have not been plugged and abandoned in accordance with all laws, statutes, ordinances, decrees, requirements, orders, judgments, rules and regulations of, including all licenses and permits issued by governmental authorities. To Texoil's Knowledge, none of the Texoil Wells is subject to penalty or reduced allowables after the date hereof because of any overproduction or other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any governmental authority which would prevent any of such Texoil Wells from being entitled to its full legal and regular allowable from and after the date hereof as prescribed by any governmental authority.

        4.28 SEISMIC DATA. All of the geophysical data and interpretations in Texoil's possession are either owned by a member of the Texoil Group (the "Texoil Proprietary Data") or licensed to a member of the Texoil Group by others pursuant to valid and subsisting licensing agreements (the "Texoil Seismic Licenses"). The seismic licenses described on the TEXOIL PROPERTY SCHEDULE are all of the material Texoil Seismic Licenses.

        4.29 COMPLIANCE WITH LAWS. Each member of the Texoil Group has at all times complied with all applicable laws in all material respects.

        4.30 PROPERTY. Except as described in SCHEDULE 4.30 or the TEXOIL PROPERTY SCHEDULE, and except for property sold, used or otherwise disposed of in the ordinary course of business for fair market value, each member of the Texoil Group has good and defensible title to all their properties, interests in properties and assets, real and personal, reflected in the September 30, 1997 unaudited consolidated financial statements referred to in Section 4.7 free and clear of any Encumbrance, except (i) Encumbrances reflected in the consolidated balance sheets of Texoil dated September 30, 1997, and (ii) liens for current taxes not yet due and payable. All leases pursuant to which any member of the Texoil Group leases, whether as lessee or lessor, any material amount of real or personal property are valid, subsisting and effective; and there is not, under any such lease, any existing or, to Texoil's Knowledge, any prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by any member of the Texoil Group, except for such defaults which would not have a Texoil Material Adverse Effect. The buildings and premises of each member of the Texoil Group that are used in its business is in good operating condition and repair, subject only to ordinary wear and tear. All items of equipment of each member of the Texoil Group are in an operating condition and in a state of maintenance and repair so as to not substantially interfere with the continued use thereof in the conduct of normal operations as conducted by such member of the Texoil Group in the past.

        4.31 ENVIRONMENTAL COMPLIANCE. Except as set forth on SCHEDULE 4.31, and except to the extent that inaccuracy of any of the following, individually or in the aggregate, could not have a Texoil Material Adverse Effect:

               4.31.1 There are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern, on any property presently or previously owned, leased, operated or used by any member of the Texoil Group, or on any property on or in which any waste generated by any member of the Texoil Group was disposed;

               4.31.2 Each member of the Texoil Group has, and within the period of all applicable statutes of limitations has had, in full force and effect all Environmental Permits required to conduct its operations, and is, and within the period of all applicable statutes of limitations has been, operating in compliance thereunder;

               4.31.3 The operations of each member of the Texoil Group and use of their respective assets are, and within the period of all applicable statutes of limitations have been, in compliance with applicable Environmental Law;

               4.31.4 No notice has been received by any member of the Texoil Group, or to Texoil's Knowledge by any predecessor of any member of the Texoil Group, from any entity, governmental agency or individual regarding, nor is any member of the Texoil Group otherwise aware of, any existing, pending or threatened investigation, inquiry, enforcement action, litigation or liability, including, without limitation, any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

               4.31.5 No member of the Texoil Group, and to Texoil's Knowledge no predecessor of any member of the Texoil Group, or other party acting on behalf of any member of the Texoil Group has entered into or agreed to any consent decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

               4.31.6 No member of the Texoil Group has assumed or retained pursuant to any contract any known liabilities of any kind under any Environmental Law;

               4.31.7 To Texoil's Knowledge, no member of the Texoil Group is aware of any reason any Environmental Permit required to conduct the current and planned operations of any member of the Texoil Group pursuant to any applicable Environmental Law could not be renewed without material expense; and

               4.31.8 No friable asbestos currently exists on any property owned, leased or operated by any member of the Texoil Group, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by any member of the Texoil Group in its operations or on its properties.

        4.32 TRANSACTIONS WITH MANAGEMENT. Except as set forth in SCHEDULE 4.32 OR SCHEDULE 4.2, no member of the Texoil Group is a party to any contract, lease or commitment with any of its shareholders, directors, officers, employees, or agents, or with any shareholder, director, officer, employee, or agent of any member of the Texoil Group.

        4.33 FULL DISCLOSURE. None of the representations and warranties made by any member of the Texoil Group or made in any certificate, document, instrument or other writing furnished or to be furnished by any member of the Texoil Group or on their behalf in connection with the transactions contemplated by this Agreement, contain or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading. Except as disclosed in this Agreement or in schedules attached hereto, there is no fact, circumstance or condition which does or could reasonably be expected to have a Texoil Material Adverse Effect.

        4.34 UNTRUE STATEMENTS. This Agreement, the exhibits and appendices hereto, the Texoil Financial Statements and all other documents and information furnished by any member of the Texoil Group or any of their affiliates or representatives to Cliffwood or its representatives pursuant to or in connection with this Agreement does not include and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

        4.35 SURVIVAL. None of the representations and warranties made herein by Texoil shall survive the Closing.

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF TEXOIL SUB

        Texoil Sub represents and warrants to Cliffwood as follows:

        5.1 ORGANIZATION AND QUALIFICATION. Texoil Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

        5.2 NO OPERATIONS. Texoil Sub has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Texoil Sub has not conducted any business activities and does not have any material liabilities or obligations.

        5.3 CAPITALIZATION. The authorized capital stock of Texoil Sub consists of 1,000 shares of Texoil Sub Common Stock. As of the date hereof, 1,000 shares of Texoil Sub Common Stock are validly issued and outstanding, fully paid and nonassessable and are owned of record and beneficially by Texoil, and no shares of Texoil Sub Common Stock are held in the treasury of Texoil Sub. Texoil Sub has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Texoil Sub, any shares of its capital stock, and no securities or obligations evidencing any such rights are outstanding.

        5.4 AUTHORITY RELATIVE TO AGREEMENT. Texoil Sub has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Texoil Sub and the consummation by Texoil Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of Texoil Sub and by Texoil as its sole stockholder, and no other corporate proceedings on the part of Texoil Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Texoil Sub and constitutes the legal, valid and binding obligation of Texoil Sub, enforceable against Texoil Sub in accordance with its terms.

        5.5 NON-CONTRAVENTION. The execution and delivery of this Agreement by Texoil Sub and the consummation by Texoil Sub of the transactions contemplated hereby will not (i) conflict with any provision of the Articles of Incorporation or Bylaws of Texoil Sub or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Texoil Sub or its properties, other than any such violation, default, loss or acceleration that would not constitute a Material Adverse Effect on the ability of Texoil Sub to consummate the transactions contemplated hereby.

        5.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Texoil Sub in connection with the execution and delivery of this Agreement by Texoil Sub or the consummation by Texoil Sub of the transactions contemplated hereby, except for (i) filings required by the TBCA and (ii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not constitute a Material Adverse Effect on the ability of Texoil Sub to consummate the transactions contemplated hereby.

        5.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations and warranties made by Texoil Sub herein shall survive the Closing.

                                    ARTICLE 6
                      ADDITIONAL COVENANTS AND UNDERTAKINGS

        6.1 STOCKHOLDER APPROVAL. As soon as reasonably practicable following the date of this Agreement, Cliffwood shall take all action necessary in accordance with the TBCA, its Articles of Incorporation and Bylaws to obtain the consent of its stockholders for the consummation of the Merger, whether by stockholder meeting or otherwise. The Board of Directors of Cliffwood will upon execution of this Agreement, subject to its fiduciary duties, recommended that Cliffwood's stockholders approve the Merger contemplated by this Agreement. The Board of Directors of Cliffwood shall, subject to its fiduciary duties, use its reasonable best efforts to secure from stockholders of Cliffwood such approval.

        6.2 FURTHER ASSURANCES AND ASSISTANCE. Texoil, Texoil Sub and Cliffwood agree that each will execute and deliver to the other any and all documents, in addition to those expressly provided for herein, that may be necessary or appropriate to implement the provisions of this Agreement, whether before, at or after the Closing. The parties agree to cooperate with each other to any extent reasonably required in order to accomplish fully the transactions herein contemplated.

        6.3 ACCESS TO INFORMATION. Each of the Cliffwood Group and the Texoil Group (the "Constituent Groups") from and after the date of this Agreement and until the Closing Date, shall give the other Constituent Group and its employees and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of each member of such Constituent Group or otherwise relating to its business, will provide the other Constituent Group with all regularly prepared financial statements of each member of such Constituent Group, and will provide copies of such information concerning each member of such Constituent Group and its business as the other Constituent Group may reasonably request; provided, however, that the foregoing shall not permit the other Constituent Group or any agent thereto to (i) disrupt the business of any member of such Constituent Group or (ii) contact any employee of any member of such Constituent Group without providing reasonable prior notice to such Constituent Group and allowing a representative of such Constituent Group to be present. The other Constituent Group shall return all copies so made to such Constituent Group if the Closing does not occur.

        6.4 CONDUCT OF BUSINESS PRIOR TO CLOSING. Except for: (i) the sale by Texoil of up to 12.5% of the working interest in Raceland project; (ii) the sale by Cliffwood of certain producing assets in Rocky Mountain states to Prima Exploration, Inc. for consideration of $1,325,000; and (iii) as otherwise contemplated or disclosed by this Agreement, from and after the date hereof until the Effective Time, each member of the Constituent Groups shall use its reasonable best efforts to conduct its business in the ordinary course and, after the date hereof, each of the Constituent Groups shall act as follows:

               6.4.1 No Constituent Group will adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

               6.4.2 No member of the Constituent Groups will make any material amendment to its certificate or articles of incorporation or bylaws;

               6.4.3 Except for the disposition of obsolete equipment in the ordinary course of business or as contemplated under this Agreement, no member of either Constituent Group will sell, mortgage, pledge or otherwise dispose of any material assets or properties owned or used in the operation of their business;

               6.4.4 No member of either Constituent Group will merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

               6.4.5 Except as provided pursuant to the terms of any outstanding stock options and warrants or as contemplated under this Agreement, no member of either Constituent Group will authorize for issuance, issue or sell any additional shares of its capital stock or any other securities;

               6.4.6 Except as otherwise contemplated under this Agreement, no member of either Constituent Group will incur, or agree to incur, any debt for borrowed money other than borrowings under existing revolving credit facilities not to exceed $1,000,000;

               6.4.7 Neither Cliffwood nor Texoil will declare, set aside, or pay, directly or indirectly, any dividend, cash or stock, or other distribution in respect to its securities;

               6.4.8 Except with respect to increases in the salary of employees who are not executive officers or directors that arise pursuant to normal merit reviews in the ordinary course of business, no member of either Constituent Group will make or adopt any agreement or plan, including any severance plan to increase in the compensation or severances payable to any of its employees, officers or directors;

               6.4.9 No member of either Constituent Group shall make or cause to be made any amendment to any bonus, insurance, pension, compensation, or other benefit plan for, with, or covering any of its employees, officers, or directors;

               6.4.10 Each member of each Constituent Group will use reasonable efforts to preserve its business relationships, directors, officers, employees or agents, suppliers, customers, and others having business relations with such Constituent Group;

               6.4.11 Each member of each Constituent Group will develop, maintain and operate the oil and gas properties which are operated by them in a good and workmanlike manner;

               6.4.12 Each member of each Constituent Group shall use all reasonable efforts to cause the oil and gas properties which are not operated by them to be developed, maintained and operated in substantially the same manner as heretofore unless it is economically prudent to do so;

               6.4.13 Each member of each Constituent Group shall maintain insurance coverage substantially similar to that now in effect with respect to the Constituent Group;

               6.4.14 Each Constituent Group shall use all reasonable efforts to keep its material contracts in full force and effect in all material respects, unless any such material contract terminates pursuant to its own terms or in the ordinary course of business;

               6.4.15 Each Constituent Group shall perform and comply with all of the covenants and conditions contained in its material contracts in all material respects;

               6.4.16 Each Constituent Group shall in all material respects comply with all laws and any governmental authority having jurisdiction over its assets or business; and

               6.4.17 Each Constituent Group shall otherwise carry on its business in substantially the same manner as heretofore conducted.

        6.5 INQUIRIES AND NEGOTIATIONS. Each Constituent Group shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore in respect of the acquisition of all or any substantial part of the business and properties of such Constituent Group, whether by sale of assets or shares of capital stock, or by merger, consolidation, recapitalization, liquidation or similar transaction (each, an "Acquisition Transaction"). Each member of each Constituent Group shall not, and shall not permit its officers, employees, representatives or agents to, directly or indirectly, (i) solicit or initiate discussions or negotiations with, or provide any non-public information to, any person other than the other Constituent Group or its affiliates concerning an Acquisition Transaction or (ii) otherwise solicit, initiate or encourage inquiries or the submissions or any proposal contemplating an Acquisition Transaction. Each Constituent Group shall promptly communicate to the other Constituent Group the terms of any inquiry or proposal which it may receive in respect of an Acquisition Transaction. Such Constituent Group's notification under this
Section 6.5 shall include the identity of the person making such proposal or any other such information with respect thereto as the other Constituent Group may reasonably request. Nothing contained in this Agreement shall be construed to prohibit a Constituent Group from (a), if advised in writing by counsel to be required by fiduciary obligations under applicable law, providing non-public information to, and participating in negotiations with, a person or entity who has made a bona fide offer to effect an Acquisition Transaction and (b) accepting an offer for an Acquisition Transaction which the Board of Directors of the parent entity of a Constituent Group believes is more favorable to such Constituent Group's stockholders than the Merger contemplated hereby; provided, however, in the event that an offer for an Acquisition Transaction is accepted by a Constituent Group pursuant to this Section, the parent entity of such Constituent Group shall pay to the parent entity of the other Constituent Group, within 10 days of such acceptance, the sum of $400,000 (the "Break-up Fee"). The Break-up Fee shall not be payable in the event that: (i) Texoil does not receive the fairness opinion of Rauscher, Pierce, Refsnes, Inc. contemplated by Article 7; (ii) litigation is initiated against any party hereto by a third party not acting in concert with a party to this Agreement in which an injunction against, or damages for, the Merger is sought to be obtained; (iii) Resource Investors Management Company Limited

Partnership and its affiliates (collectively, "RIMCO") do not provide the new financing to Texoil contemplated by Article 7; (iv) an event occurs or a condition exists that has a Material Adverse Effect on the Cliffwood Group or the Texoil Group.

        6.6 EXPENSES. Each party to this Agreement will pay its own fees, expenses and disbursements and those of its counsel in connection with the subject matter of this Agreement, including the negotiations with respect hereto and the preparation of any documents, and all other costs and expenses incurred by it in the performance and compliance with all conditions and obligations to be performed by it pursuant to this Agreement or as contemplated hereby.

        6.7 OPTIONS AND WARRANTS OF CLIFFWOOD. At and conditioned upon the Closing, Texoil will issue to each holder of options or warrants issued by Cliffwood and exercisable for Old Cliffwood Common Stock (the "Cliffwood Options and Warrants"), options or warrants of Texoil with similar terms and exercisable for the number of shares of Texoil Common Stock each such holder of Cliffwood Options and Warrants would be entitled to receive under this Agreement if each such holder exercised its rights under the Cliffwood Options and Warrants prior to Merger to receive the maximum number of shares of Old Cliffwood Common Stock (and each such holder's rights under the Cliffwood Options and Warrants were 100% vested prior to the Merger unless within 30 days of the Closing Date the Board of Directors of Texoil elects to maintain the vesting schedule under the Cliffwood Options and Warrants and give written notice thereof to the holders of the Cliffwood Options and Warrants).

        6.8 INDEMNIFICATION OF RESIGNING TEXOIL OFFICERS AND DIRECTORS. Texoil shall provide to each officer and director of Texoil in office on the day immediately preceding the Closing Date indemnification and insurance coverage for the actions of such persons their capacity as officers and directors substantially identical to that provided to officers and directors of Texoil in office in comparable positions after the Closing Date; PROVIDED, HOWEVER, that such insurance coverage need be provided only if, and to the extent that, Texoil elects in its sole discretion to purchase such insurance and it is available on commercially reasonable terms and PROVIDED, FURTHER, that such insurance coverage, if any, need be provided only through the fourth anniversary of the Closing Date. Notwithstanding any provision in this Agreement to the contrary, the obligations contained in this Section shall be enforceable by each person who was an officer or director of Texoil immediately prior to the Closing Date as a third party beneficiary.

        6.9    CERTAIN REGISTRATION RIGHTS

               6.9.1 By June 30, 1998, Texoil shall (i) prepare and file with the Commission a registration statement (the "Shelf Registration Statement") covering the number of shares of Texoil Common Stock set forth below with respect to each Holder (as defined below) and the number of shares of Texoil Common Stock issuable upon exercise of options and warrants owned by such Holder as set forth below with respect to each Holder (collectively, the "Registrable Stock") covering the nonunderwritten secondary offering and resale by each Holder of such Texoil Common Stock on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and (ii) use reasonable efforts to cause the Shelf Registration Statement to become effective as soon as possible after the filing thereof so as to permit the secondary offering and resale of such Registrable Stock by the Holders or any of them. Texoil shall be required to file the Shelf Registration Statement with respect to any particular shares of Registrable Stock, however, only if: (i) Texoil is eligible under the then applicable rules and interpretations of the Commission to cause the Shelf Registration Statement regarding such shares of Registrable Stock to be filed and become effective on Form S-3 and (ii) such shares of Registrable Stock are not covered by a registration statement on form S-8 that may be used by the Holder of such Registrable Stock for nonunderwritten secondary offerings and resales of such Registrable Stock.

               6.9.2 Notwithstanding the provisions of the foregoing paragraph 6.9.1, if Texoil determines in good faith that: (i) the secondary offering and resale of Registrable Stock by the Holders as contemplated by the foregoing paragraph 6.9.1, would materially and adversely affect a pending or proposed public offering of securities of Texoil, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Texoil (or any subsidiary) or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information to the potential detriment of Texoil; or (ii) the Shelf Registration Statement contains or will contain a material misstatement of fact or omits a material fact required to make a statement in the Shelf Registration Statement not misleading, then upon written notice of such determination to each of the Holders, Texoil shall be entitled to require the suspension by the Holders of any distribution of Registrable Stock under the Shelf Registration Statement for a period of time which, for purposes of this paragraph 6.9.1, shall not exceed 90 days in any twelve month period. Such written notice need contain only a general statement of the reasons of such suspension. Texoil shall promptly notify each of the Holders of the expiration or earlier termination of such suspension.

               6.9.3 Notwithstanding the provisions of paragraph 6.9.1, if Texoil shall file a registration statement with respect to an offering by it through an underwriter or group of underwriters (an "Underwritten Registration Statement") of Texoil Common Stock or securities convertible into or exchangeable or exercisable for Texoil Common Stock, and the managing underwriter or underwriters advise Texoil that a sale or distribution of the Registrable Stock covered by the Shelf Registration Statement would adversely affect such offering, then upon written notice to each of the Holders, the Holders shall suspend the distribution of any shares of Registrable Stock pursuant to the Shelf Registration Statement during a period specified by or on behalf of such underwriters, which period shall not be greater than 14 days prior to or 120 days following the effective date of such Underwritten Registration Statement. The period following the effective date of such Underwritten Registration Statement shall be subject to early termination by the managing underwriter or underwriters.

               6.9.4 If and when Texoil is required by the provisions of this Section to use its reasonable efforts to effect the registration of any Registrable Stock under the Securities Act, Texoil will:

                      6.9.4.1as expeditiously as reasonably practicable, prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Stock and use reasonable efforts to cause such registration statement to become effective and remain effective until the second anniversary of the Closing Date or such shorter period of time until the transfer or sale of all Registrable Stock so registered has been completed; PROVIDED, HOWEVER, that if Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale by a Holder at any time over a period of 90 consecutive days of all the shares of Registrable Stock, then the rights of the Holder as to registration provided for in this Section with respect to all of that Holder's Registrable Stock shall terminate immediately.

                      6.9.4.2as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Stock in accordance with the intended method of distribution set forth in such registration statement;

                      6.9.4.3as expeditiously as reasonably practicable, furnish to each of the Holders offering Registrable Stock registered, or to be registered under the Securities Act, such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of such Registrable Stock owned by such Holder; PROVIDED, HOWEVER, that the obligation of Texoil to deliver copies of prospectuses or preliminary prospectuses to such Holders shall be subject to the receipt by Texoil of reasonable assurances from such Holders that they will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by it of any prospectuses or preliminary prospectus;

                      6.9.4.4as expeditiously as reasonably practicable, list the shares of Registrable Stock registered, or to be registered under the Securities Act, for trading on such registered securities exchanges or other national securities market systems as the Texoil Common Stock shall be then listed for trading;

                      6.9.4.5as expeditiously as practicable, use its reasonable efforts to register or qualify the Registrable Stock under such other securities laws of such United States jurisdictions as the Holders making such request shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Holders making such request to consummate the public sale or other disposition in such jurisdictions of Registrable Stock owned by such Holders; PROVIDED, HOWEVER, that Texoil shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process or to taxation in any jurisdiction in which it is not then so subject; and

                      6.9.4.6bear all Registration Expenses (as defined below) in connection with all registrations hereunder; PROVIDED, HOWEVER, that all Selling Expenses (as defined below) with respect to Registrable Stock held by the Holders and all fees and disbursements of counsel for the Holders in connection with each registration pursuant to this Section shall be borne by such Holders pro rata in proportion to the number of shares of Registrable Stock covered thereby being sold or in such proportion as they may agree. All (i) registration and filing fees; (ii) printing expenses; (iii) fees and disbursements of counsel for Texoil; (iv) blue sky fees and expenses; and (v) fees and expenses of accountants for Texoil are herein referred to as "Registration Expenses." All underwriting fees and discounts and brokerage and selling commissions and fees and expenses of the counsel for the Holders and any underwriter's counsel applicable to the sales in connection with any such registration are herein referred to as "Selling Expenses."

               6.9.5 As used in this section, "Holder" shall mean each person listed below and "Holders" shall mean all such persons. The shares of Registrable Stock with respect to each Holder shall include only the shares of presently outstanding Texoil Common Stock and the shares of Texoil Common Stock issuable upon exercise of the options and warrants as indicated opposite the name of each Holder (in each case including any shares of Texoil Common Stock or other securities received by the Holders on account of any stock split, stock dividend or merger of Texoil) in Exhibit 6.9.

               6.9.6 Notwithstanding anything in this Agreement to the contrary, the obligations contained in this Section 6.9 shall be enforceable by each Holder as a third party beneficiary of this Agreement.

                                    ARTICLE 7
           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE

        7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF TEXOIL. The obligation of Texoil to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

               7.1.1 Cliffwood shall have complied in all material respects with its agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Cliffwood contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and Texoil shall have received an officer's certificate of Cliffwood in form and substance satisfactory to Texoil, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 7.1.1.

               7.1.2 No statute, rule or regulation, or order of any court or administrative agency shall be in effect which restrains or prohibits Texoil from consummating the transactions contemplated hereby.

               7.1.3 There shall not have occurred any change or event which will cause or can reasonably be expected to cause a Cliffwood Material Adverse Effect.

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
               7.1.4 The form and substance of all certificates, instruments, opinions and other documents delivered to Texoil under this Agreement shall be satisfactory in all reasonable respects to Texoil and its counsel.

               7.1.5 Each of Cliffwood's shareholders and each holder of Cliffwood Options and Warrants will fully complete, execute and deliver a Consent and Investment Questionnaire in the form attached hereto as Exhibit A, each such questionnaire to be satisfactory in form and substance to Texoil.

               7.1.6 The Board of Directors of Texoil shall have received a favorable fairness opinion from Rauscher, Pierce, Refsnes, Inc. or another investment banking firm mutually agreeable to the Constituent Groups.

               7.1.7 An officer of Cliffwood will execute and deliver an Officer's Certificate in a form mutually agreeable to Cliffwood and Texoil.

        7.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF CLIFFWOOD. The obligation of Cliffwood to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

               7.2.1 Each of Texoil and Texoil Sub shall have complied in all material respects with its agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Texoil and Texoil Sub contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date and Cliffwood shall have received officer's certificates of Texoil and, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 7.2.1.

               7.2.2 No statute, rule, or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Cliffwood or Cliffwood's shareholders from consummating the transactions contemplated hereby.

               7.2.3 There shall not have occurred any change or event which will cause or can reasonably be expected to cause a Texoil Material Adverse Effect.

               7.2.4 The form and substance of all certificates, instruments, opinions and other documents delivered to Cliffwood under this Agreement shall be satisfactory in all reasonable respects to Cliffwood and its counsel.

               7.2.5 An officer of Texoil and Texoil Sub will execute and deliver an Officer's Certificate in a form mutually agreeable to Cliffwood and Texoil.

        7.3 CONDITIONS TO THE OBLIGATIONS OF CLIFFWOOD, TEXOIL AND TEXOIL SUB. The obligation of Cliffwood, Texoil and Texoil Sub to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

               7.3.1 Each of the following securities issued by Texoil shall have been converted into shares of Texoil Common Stock in accordance with the terms of such security: (i) the Series A Preferred Stock of Texoil; (ii) the $4.5 million aggregate principal amount of convertible notes issued to RIMCO; and (iii) $600,000 aggregate principal amount of convertible notes issued by Texoil to current directors of Texoil and their affiliates.

               7.3.2 At or contemporaneously with the Closing, the notes issued by Texoil in the aggregate original principal amount of $1,050,000 to current directors of Texoil and their affiliates shall have been paid.

               7.3.3 No more than 10% of the stockholders of Cliffwood shall have exercised dissenters' rights pursuant to the TBCA regarding the Merger.

               7.3.4 Frank A. Lodzinski shall have entered into an Employment Agreement with Texoil in substantially the form attached hereto as Exhibit B.

               7.3.5 Cliffwood shall have unrestricted cash and current borrowing capacity under its line of credit with its commercial banks and other credit facilities totaling at least $3.0 million.

               7.3.6 RIMCO shall make up to $10.0 million of new financing available to Texoil, conditioned upon the Closing, in the form of convertible subordinated notes with terms mutually agreeable to Texoil and RIMCO.

               7.3.7 This Agreement and the Merger shall have been approved by the stockholders of Cliffwood.

               7.3.8 The holder of all Cliffwood Options and Warrants shall have canceled all such Cliffwood Options and Warrants in exchange for Texoil options and warrants as contemplated by Article 6.

               7.3.9 The Board of Directors of Texoil shall have elected to the Board of Directors of Texoil, conditioned upon the Closing, the persons set forth in SCHEDULE 7.3.9, which shall comprise all of the members of the Board of Directors of Texoil after the Effective Time.

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
                                    ARTICLE 8
                                   TERMINATION

        8.1 METHODS OF TERMINATION. This Agreement may be terminated by Cliffwood or Texoil if (i) the Closing does not occur prior to February 1, 1998, or (ii) either Cliffwood or Texoil if the other Constituent Group consummates an Acquisition Transaction with a third party, or (iii) the board of directors of either Cliffwood or Texoil elects to terminate this Agreement.

        8.2 TERMINATION BY BOARD OF DIRECTORS. An election by any of the parties hereto to terminate this Agreement and abandon the Merger as provided in Section
8.1 shall be communicated by its president or chief executive officer.

        8.3 EFFECT OF TERMINATION. Upon termination of this Agreement as a result of Cliffwood's failure to meet any of the conditions listed in Sections 7.1, 7.3.3, 7.3.4, 7.3.5, 7.3.7 and 7.3.8, herein, Texoil shall be entitled to exercise any rights and remedies at law or in equity to which it may be entitled. Upon termination of this Agreement as a result of Texoil's failure to meet any of the conditions listed in Sections 7.2, 7.3.1, 7.3.2, 7.3.4, 7.3.6 and 7.3.9, herein, Cliffwood shall be entitled to exercise any rights and remedies at law or in equity to which it may be entitled.

        8.4 WAIVER OF CONDITIONS. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by written instrument signed by its board of directors, the executive committee of its board of directors, or its president or chief executive officer. Without limiting the generality of the preceding sentence, the closing of the transactions contemplated hereby shall not in any way be deemed a waiver of, or otherwise preclude the assertion of, any breach or default occurring on or before the Effective Time.

        8.5 EXPENSE ON TERMINATION. If the Merger contemplated hereby is terminated pursuant to a vote of the board of directors of either Cliffwood or Texoil, expenses of the non-terminating party will be paid by the terminating party.

                                    ARTICLE 9
                                  MISCELLANEOUS

        9.1 NOTICE. All notices, requests, consents, demands and other communications required or contemplated under this Agreement shall be in writing and (i) personally delivered or sent via telecopy (receipt confirmed), or (ii) sent by Federal Express or other reputable overnight delivery service, shipping prepaid, as follows:

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
               If to Texoil or Texoil Sub to:

                      Texoil, Inc.
                      1600 Smith Street, Suite 400
                      Houston, Texas 77002
                      Attention: Mr. Ruben Medrano

               with a copy to:

                      Mr. Nick D. Nicholas
                      Porter & Hedges, L.L.P.
                      700 Louisiana, 35th Floor
                      Houston, Texas 77002-2764

               If to Cliffwood to:

                      Cliffwood Oil & Gas Corp.
                      110 Cypress Station Drive, Suite 220
                      Houston, Texas 77090
                      Attention: Mr. Frank A. Lodzinski

               with a copy to:

                      Mr. Howard Shulman
                      Hirsch & Westheimer, P.C.
                      700 Louisiana, 25th Floor
                      Houston, Texas 77002-2728

or to such other persons or addresses as any person or entity may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying or if sent by Federal Express or such other overnight delivery service one business day after such sending.

        9.2 SCHEDULES AND EXHIBITS. All schedules and exhibits attached to this Agreement constitute an integral part of this Agreement as if fully rewritten herein. Matters disclosed by a party in any single Schedule to this Agreement shall be deemed also to be disclosed with respect to all other Schedules required of the party to which the matter disclosed is pertinent.

        9.3 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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
        9.4 ENTIRE AGREEMENT. This Agreement and the documents to be delivered hereunder and thereunder constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations and writings between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein or to be delivered hereunder.

        9.5 APPLICABLE LAW AND VENUE. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws, and not the law of conflicts, of the State of Texas. Except where arbitration is expressly provided for in this agreement, all controversies which may arise out of or in connection with this agreement, particularly with respect to the performance, interpretation, breach, or enforcement of this agreement, shall be brought and resolved solely and exclusively in the state or federal courts of Harris County, Texas, and each party hereto consents to service, jurisdiction, and venue of such courts for such purpose, and each hereby irrevocably waives any other venue to which it might be entitled by virtue of domicile, residence, jurisdiction of formation or otherwise. Each party hereto acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the rule of contract construction that an agreement shall be interpreted and construed against the draftsman shall have no application in the interpretation or construction of this Agreement.

        9.6 MODIFICATION. This Agreement shall not be modified or amended except in writing signed by each of the parties hereto. After approval of the Merger by the stockholders of Cliffwood, no amendment may be made which decreases the Merger Consideration or otherwise materially adversely affects the stockholders of Cliffwood without the further approval of the stockholders of Cliffwood.

        9.7 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights and obligations hereunder shall be assigned, delegated, sold, transferred, sublicensed, or otherwise disposed of by operation of law or otherwise, without the prior written consent of each of the other parties hereto. In the event of such permitted assignment or other transfer, all of the rights, obligations, liabilities, and other terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the parties hereto, whether so expressed or not.

        9.8 AMENDMENTS AND WAIVERS. This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

        9.9 SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provisions shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

        9.10 ANNOUNCEMENTS. From the date of this Agreement, all further public announcements relating to this Agreement or the transactions contemplated hereby will be made only as agreed upon jointly by Texoil and Cliffwood, except that nothing herein shall prevent Texoil from making any disclosure in connection with the transactions contemplated by this Agreement if required by applicable law or otherwise as a result of its being a public company, provided that prior notice of such disclosure is given to Cliffwood.

        9.11 KNOWLEDGE, HEADINGS, GENDER, AND CERTAIN REFERENCES. A representation or statement made herein to Cliffwood's Knowledge refers to the knowledge or belief of the directors, officers, employees, agents, and independent accountants of any member of the Cliffwood Group, regardless of whether the knowledge of such person was obtained outside the course and scope of his employment by or duties to any member of the Cliffwood Group, and regardless of whether any such person's interests are adverse to any member of the Cliffwood Group in respect of the matters as to which his knowledge is attributed to Cliffwood. A representation or statement made herein to Texoil's Knowledge refers to the knowledge or belief of the directors, officers, employees, agents, and independent accountants of any member of the Texoil Group, regardless of whether the knowledge of such person was obtained outside the course and scope of his employment by or duties to any member of the Texoil Group, and regardless of whether any such person's interests are adverse to any member of the Texoil Group in respect of the matters as to which his knowledge is attributed to Texoil. The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neuter gender shall include the masculine, the feminine and the neuter gender. The terms "hereof," "herein," "herewith," or "hereunder" refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof. The term "include" and derivatives thereof are used in an illustrative sense and not in a limiting sense. The term "or" is not exclusive.

        9.12 RIGHTS OF PARTIES. Except as expressly provided in this Agreement, no provision of this Agreement (whether express or implied) is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights, except as expressly herein provided.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                   CLIFFWOOD OIL & GAS CORP.


                                   By:    /S/ FRANK A. LODZINSKI
                                   Name:FRANK A. LODZINSKI
                                   Title: PRESIDENT


                                   TEXOIL, INC.


                                   By:    /S/ RUBEN MEDRANO
                                   Name:RUBEN MEDRANO
                                   Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                   TEXOIL ACQUISITION, INC.


                                   By:    /S/ RUBEN MEDRANO
                                   Name:RUBEN MEDRANO
                                   Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER